                                                                   EXHIBIT 4.1
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                            JACOR COMMUNICATIONS COMPANY,

                                       ISSUER,

                                         AND

                             JACOR COMMUNICATIONS, INC.,

                                   PARENT GUARANTOR

                                         AND

                     UNCONDITIONALLY GUARANTEED BY THE SUBSIDIARY
                               GUARANTORS NAMED HEREIN

                                         AND

                           -------------------------------

                                       TRUSTEE


                               ------------------------

                                      INDENTURE



                             Dated as of ___________, 199_


                          ----------------------------------




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                                                                          PAGE
                                                                          ----
                                  TABLE OF CONTENTS

                                      ARTICLE I

          DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . .   1

SECTION 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.   Incorporation by Reference of TIA . . . . . . . . . . . . . .  24
SECTION 1.3.  Rules of Construction. . . . . . . . . . . . . . . . . . . . .  24

                                      ARTICLE II

                                    SECURITY FORMS . . . . . . . . . . . . .  25

SECTION 2.1.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 2.2.  Form of Trustee's Certificate of Authentication. . . . . . . .  26
SECTION 2.3.  Securities in Global Form. . . . . . . . . . . . . . . . . . .  26
SECTION 2.4.  Form of Notation Relating to Guarantees. . . . . . . . . . . .  27

                                     ARTICLE III

                                    THE SECURITIES . . . . . . . . . . . . .  27

SECTION 3.1.  Amount Unlimited; Issuable in Series . . . . . . . . . . . . .  27
SECTION 3.2.  Denominations. . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 3.3.  Execution and Authentication . . . . . . . . . . . . . . . . .  32
SECTION 3.4.  Registrar and Paying Agent . . . . . . . . . . . . . . . . . .  32
SECTION 3.5.  Paying Agent to Hold Assets in Trust . . . . . . . . . . . . .  33
SECTION 3.6.  Securityholder Lists . . . . . . . . . . . . . . . . . . . . .  34
SECTION 3.7.  Transfer and Exchange. . . . . . . . . . . . . . . . . . . . .  35
SECTION 3.8.  Replacement Securities . . . . . . . . . . . . . . . . . . . .  36
SECTION 3.9.  Outstanding Securities . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.10. Treasury Securities. . . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.11. Temporary Securities . . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.12. Cancellation . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.13. Defaulted Interest . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.14. CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . .  39

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                                                                            PAGE
                                                                            ----
                                      ARTICLE IV

                                      REDEMPTION . . . . . . . . . . . . . .  39

SECTION 4.1.  Applicability of Article . . . . . . . . . . . . . . . . . . .  39
SECTION 4.2.  Notices to Trustee and Paying Agent. . . . . . . . . . . . . .  39
SECTION 4.3.  Selection of Securities to Be Redeemed . . . . . . . . . . . .  40
SECTION 4.4.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . .  40
SECTION 4.5.  Effect of Notice of Redemption . . . . . . . . . . . . . . . .  41
SECTION 4.6.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . .  42
SECTION 4.7.  Securities Redeemed in Part. . . . . . . . . . . . . . . . . .  42

                                      ARTICLE V

                                      COVENANTS. . . . . . . . . . . . . . .  42

SECTION 5.1.  Payment of Securities. . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.2.  Maintenance of Office or Agency. . . . . . . . . . . . . . . .  43
SECTION 5.3.  Limitation on Restricted Payments. . . . . . . . . . . . . . .  43
SECTION 5.4.  Corporate Existence. . . . . . . . . . . . . . . . . . . . . .  44
SECTION 5.5.  Payment of Taxes and Other Claims. . . . . . . . . . . . . . .  44
SECTION 5.6.  Maintenance of Properties and Insurance. . . . . . . . . . . .  45
SECTION 5.7.  Compliance Certificate; Notice of Default. . . . . . . . . . .  45
SECTION 5.8.  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 5.9.  Limitation on Status as Investment Company . . . . . . . . . .  46
SECTION 5.10. Limitation on Transactions with Affiliates . . . . . . . . . .  46
SECTION 5.11. Limitation on Incurrence of Additional Indebtedness and
                Disqualified Capital Stock . . . . . . . . . . . . . . . . .  47
SECTION 5.12. Limitations on Dividends and Other Payment Restrictions
                Affecting Subsidiaries . . . . . . . . . . . . . . . . . . .  47
SECTION 5.13. Limitations on Layering Indebtedness; Liens. . . . . . . . . .  48
SECTION 5.14. Limitation on Sale of Assets and Subsidiary Stock. . . . . . .  48
SECTION 5.15. Limitation on Asset Swaps. . . . . . . . . . . . . . . . . . .  53
SECTION 5.16. Limitation on Lines of Business. . . . . . . . . . . . . . . .  53
SECTION 5.17. Restriction on Sale and Issuance of Subsidiary Stock . . . . .  53
SECTION 5.18. Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . .  54

                                                                            PAGE
                                                                            ----
                                      ARTICLE VI

                                SUCCESSOR CORPORATION. . . . . . . . . . . .  54

SECTION 6.1.   Limitation on Merger, Sale or Consolidation . . . . . . . . .  54
SECTION 6.2.   Successor Corporation Substituted . . . . . . . . . . . . . .  55

                                     ARTICLE VII

                            EVENTS OF DEFAULT AND REMEDIES . . . . . . . . .  55

SECTION 7.1.   Events of Default . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 7.2.   Acceleration of Maturity Date; Rescission and Annulment . . .  56
SECTION 7.3.   Collection of Indebtedness and Suits for Enforcement
                 by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 7.4.   Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 58
SECTION 7.5.   Trustee May Enforce Claims Without Possession of
                 Securities . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 7.6.   Priorities. . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 7.7.   Limitation on Suits . . . . . . . . . . . . . . . . . . . . .  60
SECTION 7.8.   Unconditional Right of Holders to Receive Principal, Premium
                 and Interest. . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 7.9.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . .  61
SECTION 7.10. Delay or Omission Not Waiver . . . . . . . . . . . . . . . . .  61
SECTION 7.11. Control by Holders . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 7.12. Waiver of Past Default . . . . . . . . . . . . . . . . . . . .  62
SECTION 7.13. Undertaking for Costs. . . . . . . . . . . . . . . . . . . . .  62
SECTION 7.14. Restoration of Rights and Remedies . . . . . . . . . . . . . .  63

                                     ARTICLE VIII

                                       TRUSTEE . . . . . . . . . . . . . . .  63

SECTION 8.1.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 8.2.  Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 8.3.  Individual Rights of Trustee . . . . . . . . . . . . . . . . .  65
SECTION 8.4.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . .  65
SECTION 8.5.  Notice of Default. . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 8.6.  Reports by Trustee to Holders. . . . . . . . . . . . . . . . .  66
SECTION 8.7.  Compensation and Indemnity . . . . . . . . . . . . . . . . . .  66
SECTION 8.8.  Replacement of Trustee . . . . . . . . . . . . . . . . . . . .  67

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                                                                            PAGE
                                                                            ----

SECTION 8.9.   Successor Trustee by Merger, Etc. . . . . . . . . . . . . . .  68
SECTION 8.10.  Eligibility; Disqualification . . . . . . . . . . . . . . . .  68
SECTION 8.11.  Preferential Collection of Claims Against the Company . . . .  69

                                      ARTICLE IX

                 DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . .  69

SECTION 9.1.   Discharge; Option to Effect Legal Defeasance or Covenant
                Defeasance . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 9.2.   Legal Defeasance and Discharge. . . . . . . . . . . . . . . .  69
SECTION 9.3.   Covenant Defeasance . . . . . . . . . . . . . . . . . . . . .  70
SECTION 9.4.   Conditions to Legal or Covenant Defeasance. . . . . . . . . .  70
SECTION 9.5.   Deposited Cash and U.S. Government Obligations to
                be Held in Trust; Other Miscellaneous Provisions . . . . . .  72
SECTION 9.6.   Repayment to the Company. . . . . . . . . . . . . . . . . . .  72
SECTION 9.7.   Reinstatement . . . . . . . . . . . . . . . . . . . . . . . .  73

                                      ARTICLE X

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . .  73

SECTION 10.1.  Supplemental Indentures Without Consent of Holders. . . . . .  73
SECTION 10.2.  Amendments, Supplemental Indentures and Waivers
                with Consent of Holders. . . . . . . . . . . . . . . . . . .  74
SECTION 10.3.  Compliance with TIA . . . . . . . . . . . . . . . . . . . . .  76
SECTION 10.4.  Revocation and Effect of Consents . . . . . . . . . . . . . .  76
SECTION 10.5.  Notation on or Exchange of Securities . . . . . . . . . . . .  77
SECTION 10.6.  Trustee to Sign Amendments, Etc.. . . . . . . . . . . . . . .  77

                                     ARTICLE XI

                             RIGHT TO REQUIRE REPURCHASE . . . . . . . . . .  77

SECTION 11.1.  Repurchase of Securities at Option of the Holder Upon
                a Change of Control. . . . . . . . . . . . . . . . . . . . .  77

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                                                                            PAGE
                                                                            ----
                                     ARTICLE XII

                                      GUARANTEE. . . . . . . . . . . . . . .  80

SECTION 12.1.  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .  80
SECTION 12.2.  Execution and Delivery of Guarantee . . . . . . . . . . . . .  82
SECTION 12.3.  Subsidiary Guarantors . . . . . . . . . . . . . . . . . . . .  82
SECTION 12.4.  Guarantor May Consolidate, Etc., on Certain Terms . . . . . .  82
SECTION 12.5.  Release of Guarantors . . . . . . . . . . . . . . . . . . . .  83
SECTION 12.6.  Certain Bankruptcy Events . . . . . . . . . . . . . . . . . .  84

                                     ARTICLE XIII

                                      CONVERSION . . . . . . . . . . . . . .  84

SECTION 13.1.  Applicability; Conversion Privilege . . . . . . . . . . . . .  84
SECTION 13.2.  Conversion Procedure; Conversion Price; No Fractional Shares.  85
SECTION 13.3.  Adjustment of Conversion Price. . . . . . . . . . . . . . . .  86
SECTION 13.4.  Consolidation or Merger of the Parent Guarantor . . . . . . .  89
SECTION 13.5.  Notice of Adjustment. . . . . . . . . . . . . . . . . . . . .  90
SECTION 13.6.  Notice in Certain Events. . . . . . . . . . . . . . . . . . .  90
SECTION 13.7.  Parent Guarantor to Reserve Stock; Registration; Listing. . .  91
SECTION 13.8.  Taxes on Conversion . . . . . . . . . . . . . . . . . . . . .  92
SECTION 13.9.  Conversion after Record Date. . . . . . . . . . . . . . . . .  92
SECTION 13.10. Company and Parent Guarantor Determination Final. . . . . . .  92
SECTION 13.11. Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . .  92

                                     ARTICLE XIV

                                    MISCELLANEOUS. . . . . . . . . . . . . .  93

SECTION 14.1.  TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . .  93
SECTION 14.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
SECTION 14.3.  Communications by Holders with Other Holders. . . . . . . . .  94
SECTION 14.4.  Certificate and Opinion as to Conditions Precedent. . . . . .  94
SECTION 14.5.  Statements Required in Certificate or Opinion . . . . . . . .  94
SECTION 14.6.  Rules by Trustee, Paying Agent, Registrar . . . . . . . . . .  95
SECTION 14.7.  Non-Business Days . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 14.8.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 14.9.  No Adverse Interpretation of Other Agreements . . . . . . . .  96
SECTION 14.10. No Recourse against Others. . . . . . . . . . . . . . . . . .  96

                                                                            PAGE
                                                                            ----

SECTION 14.11. Successors. . . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 14.12. Duplicate Originals . . . . . . . . . . . . . . . . . . . . .  96
SECTION 14.13. Severability. . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 14.14. Table of Contents, Headings, Etc. . . . . . . . . . . . . . .  96

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

Annex I - SELECTED DEFINITIONS AND SECTIONS
            FROM THE 1994 9 3/4% NOTE INDENTURE. . . . . . . . . . . . . . A - 1

         INDENTURE, dated as of ___________, 199_, by and among Jacor Communications Company, a Florida corporation (the "Company"), Jacor Communications, Inc., a Delaware corporation (the "Parent Guarantor"), the Subsidiary Guarantors (as defined herein) and ____________________, a ________________ corporation, as trustee (the "Trustee").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of debentures, notes, bonds, or other evidences of indebtedness (the "Securities"), to be issued in one or more series, as provided in this Indenture.

         The Company is a direct wholly-owned subsidiary of the Parent
Guarantor and each of the Subsidiary Guarantors initially a party hereto is a direct or indirect wholly-owned subsidiary of the Company. The Parent Guarantor and the Subsidiary Guarantors will derive direct and indirect benefit from the issuance of the Securities; accordingly, the Parent Guarantor and the Subsidiary Guarantors have authorized the guarantee of the Company's obligations under this Indenture and the Securities, and to provide therefor the Parent Guarantor and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture.

         This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         All things necessary to make this Indenture a valid agreement of the Company, the Parent Guarantor, and each of the Subsidiary Guarantors initially a party hereto, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities (together with the related Parent Guarantee and Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof (together with the related Parent Guarantee and Subsidiary Guarantees), as follows:

                                    ARTICLE I

                      DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1.  DEFINITIONS.

         "ACCEPTANCE AMOUNT" shall have the meaning specified in Section 5.14.

         "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with either of the Company or one of its

Subsidiaries; provided, that such Indebtedness was not incurred in anticipation of, or in connection with, and was outstanding prior to such person becoming a Subsidiary of the Company.

         "ACQUISITION" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

         "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, that, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

         "AFFILIATE TRANSACTION" shall have the meaning specified in Section
5.10.

         "AGENT" means any authenticating agent, Registrar, Paying Agent or transfer agent.

         "ASSET SALE" shall have the meaning specified in Section 5.14.

         "ASSET SALE DATE" shall have the meaning specified in Section 5.14.

         "ASSET SALE OFFER" shall have the meaning specified in Section 5.14.

         "ASSET SALE OFFER AMOUNT" shall have the meaning specified in Section 5.14.

         "ASSET SALE OFFER PERIOD" shall have the meaning specified in Section 5.14.

         "ASSET SALE OFFER PRICE" shall have the meaning specified in Section 5.14.

         "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

         "BEARER SECURITY" means any Security, in the form established pursuant to Section 3.1, which is payable to bearer.

         "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date) whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "BOARD OF DIRECTORS" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

         "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such or the executive committee of such Board of Directors of such person.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "CAPITAL LEASE" means a lease, the payments on which would be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "CASH" or "CASH" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "CASH EQUIVALENT" means (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit with, and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

         "CITICO" means Citicasters Co., an Ohio corporation and a wholly owned subsidiary of the Company.

         "CHANGE OF CONTROL" means any transaction or series of transactions in which any of the following occurs:

         (a)  prior to a 1994 9 3/4% Note Event,

              (i) any person or group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Sections 13(d) and 14(d) of the Exchange Act), other than Zell/Chilmark Fund L.P. or any of its Affiliates, becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (A) greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or CitiCo, or the surviving person (if other than the Company), or (B) greater than 20% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or CitiCo, or the surviving person (if other than the Company), and such person or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company; or

              (ii) the Company or CitiCo consolidates with or merges into another person, another person consolidates with or merges into the Company or CitiCo, the Company or CitiCo issues shares of its Capital Stock or all or substantially all of the assets of the Company or CitiCo are sold, assigned, conveyed, transferred, leased or otherwise disposed of to any person as an entirety or substantially as an entirety in one transaction or a series of related transactions and the effect of such consolidation, merger, issuance or sale is as described in clause (i) above. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by virtue of (I) the Company or any of its employee benefit or stock plans filing (or being required to file after the lapse of time) a Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange Act) or (II) the purchase by one or more underwriters of Capital Stock of the Company in connection with a Public Offering; and,

         (b)  upon or following a 1994 9 3/4% Note Event,

              (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities,

              (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or

              (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "CHANGE OF CONTROL OFFER" shall have the meaning specified in Section 11.1.

         "CHANGE OF CONTROL OFFER PERIOD" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PURCHASE PRICE" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PUT DATE" shall have the meaning specified in
Section 11.1.

         "CITICASTERS" means Citicasters Inc., a Florida corporation and predecessor to the Company.

         "CITICASTERS ASSET SALE REPURCHASE AMOUNT" shall have the meaning set forth in Annex I hereto.

         "CLOSING PRICE" means the last reported sale price of the Jacor Common Stock or Jacor Preferred Stock, as applicable, on the Nasdaq National Market or other exchange upon which Jacor Common Stock or Jacor Preferred Stock, as applicable, is then listed or admitted to trading or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the applicable market or exchange.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the SEC.

         "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "CONSOLIDATED" or "CONSOLIDATED" means determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary, (iii) other noncash charges (including amortization of goodwill and other intangibles), (iv) Consolidated Fixed Charges, and less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

         "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either noncash or extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

         "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

         "CONVERSION AGENT" means any Person authorized by the Company to receive Securities to be converted into Jacor Common Stock or Jacor Preferred Stock on behalf of the Company and the Parent Guarantor. The Company and the Parent Guarantor initially authorize the Trustee to act as Conversion Agent for the Securities on their behalf. The Company and the Parent Guarantor may at any time or from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

         "CONVERSION PRICE" means, with respect to any series of Securities which are convertible into Jacor Common Stock or Jacor Preferred Stock, the price per share of Jacor Common Stock or Jacor Preferred Stock at which the Securities of such series are so convertible pursuant to Section 3.1 with respect to such series, as the same may be adjusted from time to time in accordance with Section 13.3.

         "COVENANT DEFEASANCE" shall have the meaning specified in Section 9.3.

         "CREDIT FACILITY" means the Credit Agreement dated as of June 12, 1996 by and among Chemical Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America, Illinois, as Syndication Agent, certain financial institutions from time to time party thereto, including any related notes, guarantees, collateral documents, instruments, letters of credit, reimbursement obligations and other agreements executed by or binding on the Company, any of its Subsidiaries and/or the Parent Guarantor (or any successors or assigns) in connection therewith (collectively, the "Related Documents"), as such Credit Agreement and/or Related Documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or affiliates thereof) party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification in whole or in part to any Credit Facility and all refundings, refinancings and replacements in whole or in part of any Credit Facility, including, without limitation, any agreement or agreements (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would be permitted by paragraph (f) under the definition of Permitted Indebtedness, or (iv) otherwise altering the terms and conditions thereof.

         "CURRENT MARKET PRICE" on any date means the average of the daily Closing Prices per share of Jacor Common Stock or Jacor Preferred Stock, as applicable, for any thirty (30) consecutive Trading Days selected by the Company prior to the date in question, which thirty (30) consecutive Trading Day period shall not commence more than forty-five (45) Trading Days prior to the day in question; PROVIDED that with respect to Section 13.3(3), the "Current Market Price" of the Jacor Common Stock or Jacor Preferred Stock, as applicable, shall mean the average of the daily Closing Prices per share of Jacor Common Stock or Jacor Preferred Stock, as applicable, for the five (5) consecutive Trading Days ending on the date of the distribution referred to in Section 13.3(3) (or if such date is not a Trading Day, on the Trading Day immediately preceding such date).

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" shall have the meaning specified in Section 3.13.

         "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 3.4 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "DISCOUNT SECURITIES" means any Securities which is issued with "original issue discount" within the meaning of Section 1273(a) of the Code (or any successor provision) and the regulations thereunder.

         "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities, and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

         "EQUITY INTEREST" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "EVENT OF DEFAULT" shall have the meaning specified in Section 7.1.

         "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "EXCESS PROCEEDS" shall have the meaning specified in Section 5.14.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXCLUDED PERSON" means Zell/Chilmark Fund L.P. and all Related Persons of such person.

         "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted under Section 5.3 of this Indenture payable, in form and amount, on a PRO RATA basis to all holders of Jacor Common Stock, (c) transactions solely between the Company and any of its Wholly owned Subsidiaries or solely among Wholly owned Subsidiaries of the Company, and (d) payments to Zell/Chilmark Fund L.P or its Affiliates for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Parent Guarantor and the Company, and (e) payments to the Parent Guarantor made in accordance with the Tax Sharing Agreement.

         "EXISTING ASSETS" means assets of the Company existing at the Issue Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale of such assets and assets acquired in whole or in part with proceeds from the sale from any such assets.

         "EXISTING INDEBTEDNESS" means, with respect to the Company, Indebtedness existing or outstanding at the Issue Date.

         "FAIR MARKET VALUE" or "FAIR MARKET VALUE" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of either of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

         "FINAL PUT DATE" shall have the meaning specified in Section 5.14.

         "FUTURE SUBSIDIARY GUARANTOR" shall have the meaning specified in
Section 12.3.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date unless otherwise specified.

         "GLOBAL SECURITY" means a Bearer Security or Registered Security evidencing all or part of a series of Securities, including, without limitation, any temporary or permanent Global Security.

         "GUARANTEE" shall have the meaning provided in Section 12.1.

         "GUARANTOR" means (i) the Parent Guarantor identified in the following sentence and (ii) any Subsidiary Guarantors that are or become Guarantors pursuant to the terms of this Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of this Indenture. The Parent Guarantor is Jacor Communications, Inc., a Delaware corporation.

         "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

         "INCUR" or "INCUR" shall have the meaning specified in Section 5.11.

         "INCURRENCE DATE" shall have the meaning specified in Section 5.11.

         "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors,
(iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; and (d) all Disqualified Capital Stock of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

         "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "INVESTMENT" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantors to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or the definition of Permitted Indebtedness, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person (other than the endorsement of instruments for deposit or collection in the ordinary course of business); and (d) the making of any capital contribution by such person to such other person.

         "ISSUE DATE" means the date of first issuance of the Securities under this Indenture.

         "JACOR COMMON STOCK" means shares of the Parent Guarantor's common stock, par value $.01 per share.

         "JACOR PREFERRED STOCK" means shares of the Parent Guarantor's preferred stock, par value $.01 per share.

         "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Securities or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities; provided, that in the case of subordination in respect of Senior Debt under the Credit Facility or other then-existing credit facilities of the Company, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantors, as applicable, that
(i) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Facility or other then-existing credit facilities of the Company on the date of issuance of such Qualified Capital Stock or Indebtedness, (ii) is unsecured, (iii) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and (iv) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Facility or other then-existing credit facilities of the Company on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Securities.

         "LEGAL DEFEASANCE" shall have the meaning specified in Section 9.2.

         "LEVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of (a) the sum of the aggregate outstanding amount of Indebtedness and Disqualified Capital Stock of such person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the

Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "MATURITY DATE" means, when used with respect to the Securities, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

         "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of the Company upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less an amount (estimated reasonably and in good faith by the Company or the amount actually incurred, if greater) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale.

         "1994 9 3/4% NOTE INDENTURE" means the indenture which governs the terms and provisions of the 1994 9 3/4% Notes, as amended or supplemented from time to time in accordance with the terms thereof.

         "1994 9 3/4% NOTES" means the 9 3/4% Senior Subordinated Notes due February 15, 2004 issued by Citicasters pursuant to an indenture dated as of February 18, 1994 between Great American Communications Company, a Florida corporation (and predecessor to Citicasters), and Shawmut Bank Connecticut, National Association as trustee; as amended by the First Supplemental Indenture dated as of August 22, 1994 between Citicasters and Shawmut Bank Connecticut, National Association as trustee; as amended by the Second Supplemental Indenture dated as of June 6, 1996 between Citicasters and Fleet National Bank (formerly Shawmut Bank Connecticut, National Association) as Trustee.

         "1994 9 3/4% NOTE ASSET SALE OFFER" means an offer to purchase the 1994 9 3/4% Notes in accordance with the procedures set forth in Annex I hereto.

         "1994 9 3/4% NOTE EVENT" means (x) the maturity of the 1994 9 3/4% Notes, (y) the date upon which defeasance of the 1994 9 3/4% Notes becomes effective or (z) the date on which there are no longer any 1994 9 3/4% Notes outstanding under the terms of the governing indenture.

         "1996 9 3/4% NOTES" means the 9 3/4% Senior Subordinated Notes due December 15, 2006 issued by the Company pursuant to an indenture dated as of December 17, 1996 between the Company, the Parent Guarantor, the Subsidiary Guarantors, and The Bank of New York, as Trustee.

         "1996 10 1/8% NOTES" means the 10 1/8% Senior Subordinated Notes due June 15, 2006 issued by JCAC, Inc. (predecessor to the Company) pursuant to an Indenture dated as of June 12, 1996 between JCAC, Inc., Jacor Communications, Inc., as Initial Guarantor and First Trust of Illinois, National Association, as Trustee.

         "NON-GUARANTOR SUBSIDIARY" means any Subsidiary that is not a Guarantor.

         "NOTICE OF DEFAULT" shall have the meaning specified in Section
7.1(3).

         "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Securities or the Indenture.

         "OFFICER" means, with respect to the Company or the Guarantors, the Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or Guarantor (as applicable).

         "OFFICERS' CERTIFICATE" means, with respect to the Company or the Guarantors, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or the Guarantors (as applicable) and otherwise complying with the requirements of Sections 14.4 and 14.5 and delivered to the Trustee or an Agent, as applicable.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 14.4 and 14.5, and delivered to the Trustee or an Agent, as applicable.

         "OUTSTANDING" as used with reference to the Securities shall have the meaning specified in Section 3.9 hereof.

         "PARENT" or "PARENT" of any person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such person or of a Parent of such person.

         "PARENT GUARANTEE" means the guarantee of the Securities by the Parent Guarantor.

         "PARENT GUARANTOR" means Jacor Communications, Inc., a Delaware corporation.

         "PAYING AGENT" has the meaning specified in Section 3.4.

         "PERMITTED INDEBTEDNESS" means any of the following:

              (a) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

              (b) the Company may incur Indebtedness to any Wholly owned Subsidiary Guarantor, and any Wholly owned Subsidiary Guarantor may incur Indebtedness to any other Wholly owned Subsidiary Guarantor or to the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities and the date of any event that causes such Subsidiary Guarantor to no longer be a Wholly owned Subsidiary shall be an Incurrence Date;

              (c) the Company and the Guarantors may incur Indebtedness evidenced by the Securities and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date hereof;

              (d) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, which Indebtedness was incurred pursuant to the Leverage Ratio in Section 5.11 hereof or clause (c) of this definition;

              (e) the Company and its Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5.0 million;

              (f) the Company and the Guarantors may incur Indebtedness incurred pursuant to the Credit Facility or other then-existing credit facilities of the Company up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time of the maximum borrowing amount permitted by the Credit Facility or other then-existing credit facilities of the Company, plus accrued interest and additional expense and reimbursement obligations with respect thereto and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders (or affiliates thereof) party to the Credit Facility or other then-existing credit facilities of the Company, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale;

              (g) the Company and the Guarantors may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

              (h) Subsidiaries may incur Acquired Indebtedness if the Company at the time of such incurrence could incur such Indebtedness pursuant to the Leverage Ratio in Section 5.11; and

              (i) the Company and its Subsidiaries may incur Indebtedness existing on the Issue Date.

         "PERMITTED INVESTMENT" means:

              (a)  Investments in any of the Securities;

              (b)  Cash Equivalents;

              (c) intercompany loans to the extent permitted under clause (b) of the definition of "Permitted Indebtedness" and intercompany security agreements relating thereto;

              (d)  loans, advances or investments in existence on the Issue
Date;

              (e) Investments in a person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the

Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets, or is liquidated into, the Company or any of its Subsidiaries;

              (f) Investments in a person with whom the Company or any of its Subsidiaries have entered into, (i) local market agreements or time brokerage agreements pursuant to which the Company or any one of its Subsidiaries programs substantial portions of the broadcast day on such person's radio broadcast station(s) and sells advertising time during such program segments for its own account or (ii) joint sales agreements pursuant to which the Company or any of its Subsidiaries sells substantially all of the advertising time for such person's radio broadcast station(s);

              (g) Investments that are in persons which will have the purpose of furthering the operations of the Company and its Subsidiaries not to exceed $10.0 million; and

              (h) demand deposit accounts maintained in the ordinary course of business.

         "PERMITTED LIEN" means:

              (a)  Liens existing on the Issue Date;

              (b) Liens imposed by governmental authorities for taxes, assessments or other charges or levies not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP as of the date of determination;

              (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP as of the date of determination;

              (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and deposits made in the ordinary course of business to secure obligations of public utilities;

              (e) easements, rights-of-way, zoning, building restrictions, reservations, encroachments, exceptions, covenants, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (f) Liens arising by operation of law in connection with judgments, provided, that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being contested in good faith by appropriate proceedings;

              (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

              (h) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

              (i) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any of its Subsidiaries;

              (j) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

              (k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property;

              (l) Liens in favor of the Administrative Agent pursuant to the Credit Facility or other then-existing credit facilities of the Company; and

              (m) Liens on property of a Subsidiary of the Company provided that such Liens secure only obligations owing by such Subsidiary to the Company or another Subsidiary of the Company.

         "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "PLAN OF LIQUIDATION" means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

         "PREFERRED STOCK" as applied to the Capital Stock of any corporation, means Capital Stock ranking prior to the shares of any other class of Capital Stock of said corporation as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation.


         "PRESENT SUBSIDIARY GUARANTORS" means Broadcast Finance, Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; EFM Programming, Inc.; F.M.I. Pennsylvania, Inc.; GACC-N26LB, Inc.; GACC-340, Inc.; Georgia Network Equipment, Inc.; Great American Merchandising Group, Inc.; Great American Television Productions, Inc.; Inmobiliaria Radial, S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Knoxville, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Cable, Inc.; Location Productions, Inc.; Location Productions II, Inc.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of Colorado, Inc.; Noble Broadcast of San Diego, Inc.; Noble Broadcast of St. Louis, Inc.; Noble Broadcast of Toledo, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; Regent Broadcasting of Charleston, Inc.; Regent Broadcasting of Kansas City, Inc.; Regent Broadcasting of Las Vegas, Inc.; Regent Broadcasting of Las Vegas II, Inc.; Regent Broadcasting of Louisville, Inc.; Regent Broadcasting of Louisville II, Inc.; Regent Broadcasting of Salt Lake City, Inc.; Regent Broadcasting of Salt Lake City II, Inc.; Regent Licensee of Charleston, Inc.; Regent Licensee of Kansas City, Inc.; Regent Licensee of Las Vegas, Inc.; Regent Licensee of Las Vegas II, Inc.; Regent Licensee of Louisville, Inc.; Regent Licensee of Louisville II, Inc.; Regent Licensee of Salt Lake City, Inc.; Regent Licensee of Salt Lake City II, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio, Inc.; Taft-TCI Satellite Services, Inc.; The Sy Fischer Company Agency, Inc.; VTTV Productions; and WHOK, Inc.; each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise.

         "PRO RATA PORTION" shall have the meaning specified in Section 12.1.

         "PRODUCTIVE ASSETS" means assets of a kind used or usable by the Company and its Subsidiaries in a Related Business.

         "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "PUBLIC OFFERING" means a firm commitment underwritten primary offering of Capital Stock of the Parent Guarantor or the Company.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness issued on or after the Issue Date.

         "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article IV of this Indenture.

         "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 4.5).

         "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture.

         "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

         "REGISTERED SECURITY" means any Security in the form established pursuant to Section 3.1 which is registered as to principal and interest pursuant to Section 3.4.

         "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

         "RELATED PERSON" means any person who controls, is controlled by or is under common control with an Excluded Person; PROVIDED that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable of a person.

         "REPRESENTATIVE" with regard to the Credit Facility means Chemical
Bank in its capacity as Administrative Agent for lenders pursuant to the Credit Facility, and not in its individual capacity as a lender, and any successor Administrative Agent appointed pursuant to the Credit Facility, and with regard to other then-existing credit facilities of the Company means the Person serving as Administrative Agent for lenders pursuant to such other then-existing credit facilities, and not in its individual capacity as a lender, and any successor Administrative Agent appointed pursuant to such other then-existing credit facilities.

         "RESTRICTED INVESTMENT" means, in one or a series of related transactions any Investment other than investments in Permitted Investments; provided, however, that a merger of another person with or into the Company or a Subsidiary Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct Wholly owned Subsidiary Guarantor.

         "RESTRICTED PAYMENT" means with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any Wholly owned Subsidiary Guarantor, by any of the Subsidiaries of the Company; or (iii) loans or advances to any Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SECURITIES CUSTODIAN" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "SECURITYHOLDER" or "HOLDER" means any person in whose name a Security is registered on the Registrar's books.

         "SENIOR DEBT" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Facility or other then-existing credit facilities of the Company, and interest, whether or not such interest is allowed or allowable, accruing on Indebtedness incurred pursuant to the Credit Facility or other then-existing credit facilities of the Company at the contracted-for rate whether accruing on, before or after the commencement of any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Facility or other then-existing credit facilities of the Company or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Securities or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock and (e) any liability for taxes owed or owing by the Company or such Guarantor.

         "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, in effect on the Issue Date.

         "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Paying Agent pursuant to Section 3.13.

         "STATED MATURITY," when used with respect to any Security or any installment of principal thereof or premium thereon or interest thereon, means the date specified in such Security or a coupon, if any, representing such installment of interest, as the date on which the principal of such Security or such installment of principal, premium, or interest is due and payable.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or such Guarantee, as applicable, in any respect or has a stated maturity on or after the Stated Maturity.

         "SUBSIDIARY" with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "SUBSIDIARY GUARANTEES" means the guarantees of the Securities by the Subsidiary Guarantors.

         "SUBSIDIARY GUARANTORS" means (i) the Present Subsidiary Guarantors and (ii) Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of this Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of this Indenture.

         "TAX SHARING AGREEMENT" means any agreements between the Company and the Parent Guarantor pursuant to which the Company may make payments to the Parent Guarantor with respect to the Company's Federal, state, or local income or franchise tax liabilities where the Company is included in a consolidated, unitary or combined return filed by the Parent Guarantor; PROVIDED, HOWEVER, that the payment by the Company under such agreement may not exceed the liability of the Company for such taxes if it had filed its income tax returns as a separate company.

         "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 10.3.

         "TRADING DAY" means, with respect to the Jacor Common Stock or Jacor Preferred Stock, as applicable, so long as the Jacor Common Stock or Jacor Preferred Stock, as applicable, is listed or admitted to trading on the Nasdaq National Market or other market or exchange, a day on which the Nasdaq National Market or such other market or exchange is open for the transaction of business.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "VOTING STOCK" means, with respect to any specified person, capital stock with voting power, under ordinary circumstances, to elect directors of such Person.

         "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly owned Subsidiaries of the Company.

         SECTION 1.2.  INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Securities.

         "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 1.3.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)  provisions apply to successive events and transactions;

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                      ARTICLE II

                                    SECURITY FORMS

         SECTION 2.1.  FORMS GENERALLY.

    The Registered Securities, if any, of each series and the Bearer
Securities, if any, of each series and related coupons shall be in substantially the form (including temporary or permanent Global Securities) as shall be established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (including the notations thereon relating to the Subsidiary Guarantees contemplated by Section 2.4), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law, or with the rules of any securities exchange or to conform to general usage, all as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If temporary Global Securities of any series are issued as permitted by Section 3.11, the form thereof shall be established as provided in the preceding sentence. A copy of the Board Resolution of the Company establishing the forms of Securities or coupons of any series (or any such temporary Global Security) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the authentication and delivery of such Securities (or any such temporary Global Security) or coupons.

    Unless otherwise specified as contemplated by Section 3.1, Securities in bearer form shall have interest coupons attached.

    The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or coupons or notations of Subsidiary Guarantees, as the case may be.

         SECTION 2.2.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

    The Trustee's certificate of authentication shall be in substantially the following form:

    "This is one of the Securities described in the within-mentioned Indenture.

         [NAME OF TRUSTEE],
         as Trustee and Authenticating Agent


         By ___________________________
                     Authorized Signatory

         Dated: _______________, 199__."

         SECTION 2.3.  SECURITIES IN GLOBAL FORM.

    If Securities of a series are issuable as Global Securities, as contemplated by Section 3.1, then, notwithstanding clause (10) of Section 3.1 and the provisions of Section 3.2, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein. Subject to the provisions of Section 3.2 and, if applicable, Section 3.10, the Trustee shall deliver and redeliver any permanent Global Security in the manner and upon instructions given by the Person or Persons specified therein.

    Unless otherwise specified as contemplated by Section 3.1, payment of principal of and any premium and interest on any Global Security shall be made to the Person or Persons specified therein.

    Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

    "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances."

         SECTION 2.4.  FORM OF NOTATION RELATING TO GUARANTEES.

    The form of notation to be set forth on each Security relating to the Guarantees shall be in substantially the following form:

                                  Notation of Guaranty

         As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 12.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XII of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

                                     ARTICLE III

                                    THE SECURITIES

         SECTION 3.1.  AMOUNT UNLIMITED; ISSUABLE IN SERIES.

    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

    The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and (subject to Sections 14.4 and 14.5) set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

         (1) The title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

         (2) Any limit on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.4, 3.7, 3.8, 3.12, 4.7 or 10.5);

         (3) The percentage of the principal amount at which the Securities of such series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof or the method by which such portion shall be determined;

         (4) The date or dates on which, or periods during which, the Securities of the series may be issued, and the date or dates or the method by which such date or dates will be determined, on which the principal of (and premium, if any, on) the Securities of such series are or may be payable (which, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time as set forth in the Securities of the series issued from time to time);

         (5) The rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined (which, in either case or both, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time) and the circumstances, if any, in which the Company may defer interest payments; and the Interest Payment Dates on which such interest shall be payable (or the method of determination thereof), and the Record Dates, if any, for the interest payable on such Interest Payment Dates and the notice, if any, to Holders regarding the determination of interest, the manner of giving such notice, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months and any conditions or contingencies as to the payment of interest in cash or otherwise, if any;

         (6) The place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of Registered Securities) or such other place or places, if any, outside of the United States (in the case of Bearer Securities), where the principal of (and premium, if any) and interest on Securities of the series shall be payable and where such Securities may be surrendered for conversion or registration of transfer or exchange; the extent to which, or the manner in which, any interest payable on any Global Security on an Interest Payment Date will be paid, if other than in the manner provided in
Section 3.13; and the manner in which any principal of, or premium, if any, on, any Global Security will be paid, if other than as set forth elsewhere herein and whether any Global Security will require any notation to evidence payment of principal or interest;

         (7) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.11;

         (8) The obligation, if any, of the Company to redeem, repay, purchase or offer to purchase Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the Holder thereof and the period or periods within which or the dates on which, the prices at which and the terms and conditions upon which the Securities of the series shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation;

         (9) The right, if any, of the Company to redeem the Securities of such series at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which, such Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise;

         (10) The denominations in which any Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

         (11) Whether the Securities of the series are to be issued as Discount Securities and the amount of discount with which such Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 7.2;

         (12) Additional provisions, if any, for the defeasance or discharge of certain of the Company's obligations with respect to Securities of the series, which provisions may be in addition to, or in substitution for, or in modification of (or any combination of the foregoing), the provisions of the Indenture;

         (13) Whether Securities of the series are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether coupons will be attached thereto, whether such Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

         (14) Whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions;

         (15) If other than the currency of the United States, the currency or currencies in which Securities of the series shall be denominated or in which payment of the principal of (and premium, if any) and interest on the Securities of the series may be made, and the particular provisions applicable thereto;

         (16) If the principal of (and premium, if any) or interest on Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that or those in which the Securities are denominated or payable without such election, the currency or currencies in which such payments may be made, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the Securities are denominated or payable without such election and the currency or currencies in which the Securities are to be paid if such election is made;

         (17) The date as of which any Securities of the series shall be dated, if other than the date of authentication;

         (18) If the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined;

         (19) The applicable overdue rate, if any;

         (20) If the Securities of the series do not bear interest, the applicable dates for purposes of Section 3.6;

         (21) Any addition to, or modification or deletion of, any Event of Default or covenant provided for in this Indenture with respect to Securities of the series;

         (22) If Bearer Securities of the series are to be issued, (x) whether interest in respect of any portion of a temporary Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any Interest Payment Date prior to the exchange of such temporary Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date, (y) the terms upon which interests in such temporary Security in global form may be exchanged for interests in a permanent Global Security or for definitive Securities of the series and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Securities of the series and (z) the cities and the newspapers designated for the purposes of giving notices to Holders;

         (23) Whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities; and if the Securities of the series are issuable only as Registered Securities, the manner in which and the circumstances under which Global Securities representing Securities of the series may be exchanged for Registered Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 3.7;

         (24) The designation, if any, of any depositaries, trustees (other than the Trustee), Registrars, Paying Agents, Conversion Agents or Securities Custodians (other than the Trustee) or other agents with respect to the Securities of such series;

         (25) If the Securities of such series will be issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions;

         (26) Whether the Securities of such series will be convertible into shares of Jacor Common Stock or Jacor Preferred Stock or other securities or property of the Company, and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in this Indenture, upon which such Securities will be so convertible, including the conversion price and the conversion period;

         (27) The terms, if any, on which the Securities of such series will be subordinate to other debt of the Company;

         (28) Any listing of the Securities on a securities exchange;

         (29) The provisions, if any, relating to any security provided for the Securities of such series; and

         (30) Any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Sections 14.4 and 14.5) set forth in such Officers' Certificate, or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

         If any of the terms of a series of Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         SECTION 3.2.  DENOMINATIONS.

         In the absence of any specification pursuant to Section 3.1 with respect to the Securities of any series, the Securities of such series shall be issuable only in denominations of $1,000 and any integral multiple thereof and shall be payable only in the currency of the United States.

         SECTION 3.3.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal, if any, shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

         The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name changes of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of its Subsidiaries.

         SECTION 3.4.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Company where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles IV, IX, XI, and Section 5.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Registered Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its acknowledgment and acceptance on the signature page hereto, the Trustee hereby agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints ____________________________
("_________") to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

         Upon the occurrence of an Event of Default described in Section 7.1(4) or (6), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

         SECTION 3.5.  PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

         SECTION 3.6.  SECURITYHOLDER LISTS.

         The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 3.7.  TRANSFER AND EXCHANGE.

              (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When definitive Securities are presented to the Registrar with a request:

                        (x) to register the transfer of such definitive Securities; or

                        (y) to exchange such definitive Securities for an equal principal amount of definitive Securities of other authorized denominations; the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the definitive Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

              (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

              (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.

              (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

                   (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and, if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security)(all of which may be submitted by facsimile), then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and the Trustee's authenticating agent will authenticate and deliver to the transferee a definitive Security.

                   (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 3.7(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such definitive Securities to the persons in whose names such Securities are so registered.

              (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 3.7), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

                   (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                   (ii) the Company, in its sole discretion, notifies the Trustee and the Registrar in writing that it elects to cause the issuance of definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of definitive Securities, will, or its authenticating agent will, authenticate and deliver definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

              (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Registrar or the Securities Custodian, at the direction of the Registrar, to reflect such reduction.

              (h) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate definitive Securities and Global Securities at the Registrar's request.

                   (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 3.11, 4.7, 5.14(8), 10.5, or
    11.1 (final paragraph)).

                   (iii) The Registrar shall not be required to register the transfer of or exchange (a) any definitive Security selected for redemption in whole or in part pursuant to Article IV, except the unredeemed portion of any definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or Section 5.14 hereof or redemption of Securities pursuant to Article IV hereof and ending at the close of business on the day of such mailing.

         SECTION 3.8.  REPLACEMENT SECURITIES.

         If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Registrar, to the Registrar to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Registrar's requirements are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the

Company and the Registrar, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. In the case of any lost Security that will become due and payable within 30 days, the Company can choose to pay such Security rather than replacing such Security. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 3.9.  OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by the Registrar, those delivered to the Registrar for cancellation, those reductions in the interest in a Global Security effected by the Registrar hereunder, those paid pursuant to Section 3.8 and those described in this Section 3.9 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 3.10.

         If a Security is replaced pursuant to Section 3.8 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Registrar receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 3.8.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 3.10.  TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

         SECTION 3.11.  TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 3.12.  CANCELLATION.

         The Company at any time may deliver Securities to the Registrar for cancellation. The Trustee and the Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 3.8, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Registrar for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.12, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         SECTION 3.13.  DEFAULTED INTEREST.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 5.1 hereof and the Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

              (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special

Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

              (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 3.14.  CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                      ARTICLE IV

                                      REDEMPTION

         SECTION 4.1.  APPLICABILITY OF ARTICLE.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.1 for Securities of any series) in accordance with this Article.

         SECTION 4.2.  NOTICES TO TRUSTEE AND PAYING AGENT.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. The Company shall notify the Trustee and the Paying Agent in writing of the

Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Securities to be redeemed by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

         The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 4.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 4.3.  SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be appropriate and fair.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 4.4.  NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

              (1)  the Redemption Date;

              (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

              (3)  the name, address and telephone number of the Paying Agent;

              (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

              (5) that, unless the Company defaults in its obligation to deposit with the Paying Agent Cash, or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price, in accordance with
Section 4.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

              (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

              (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

              (8)  the CUSIP number of the Securities to be redeemed; and

              (9) that the notice is being sent pursuant to this Section 4.4.

         SECTION 4.5.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 4.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and PROVIDED, FURTHER, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 4.6.  DEPOSIT OF REDEMPTION PRICE.

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Registrar for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 hereof and the Security.

         SECTION 4.7.  SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                      ARTICLE V

                                      COVENANTS

         SECTION 5.1.  PAYMENT OF SECURITIES.

         The Company shall pay the principal of and interest and premium, if applicable, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

         SECTION 5.2.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the principal corporate trust office of the Paying Agent as such office.

         If Securities of a series are issuable as Bearer Securities, the Company must, subject to any laws or regulations applicable thereto, maintain an office or agency located outside of the United States where Securities of that series and related coupons, if any, may be presented and surrendered for payment. The Company must maintain such office or agency in addition to maintaining an office or agency in the Borough of Manhattan, The City of New York.

         SECTION 5.3.  LIMITATION ON RESTRICTED PAYMENTS.

         On and after the Issue Date the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect to such Restricted Payment on a PRO FORMA basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in Section 5.11, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the amount set forth in the applicable prospectus supplement.

         The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (w) payments to the Parent Guarantor to reimburse the Parent Guarantor for reasonable and necessary corporate and administrative expenses, (x) Restricted Investments, PROVIDED, that, after giving PRO FORMA effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after giving effect to any such Restricted Investments that are returned to the Company or the Subsidiary Guarantor that made such prior Restricted Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed the amount set forth in the applicable prospectus supplement, (y) a Qualified Exchange and (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to the foregoing clauses (x) and (z) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of the immediately preceding paragraph.

         SECTION 5.4.  CORPORATE EXISTENCE.

         Subject to Article VI, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors; PROVIDED, HOWEVER, nothing in this Section will prohibit the Company or any Guarantor from engaging in any transaction permitted under Section 12.4 or Section 12.5 hereof and PROVIDED FURTHER that neither the Company nor any Guarantor shall be required to preserve any right or franchise if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 5.5.  PAYMENT OF TAXES AND OTHER CLAIMS.

         Except with respect to immaterial items, the Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company and the Guarantors or any of their Subsidiaries or any of their respective properties and assets; and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company and the Guarantors or any of their Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of the Guarantors shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         SECTION 5.6.  MAINTENANCE OF PROPERTIES AND INSURANCE.

         The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 5.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

         The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

         SECTION 5.7.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

              (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

              (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

         SECTION 5.8.  REPORTS.

         For so long as the Parent Guarantor or any successor thereto is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Company is a wholly owned Subsidiary of the Parent Guarantor, the Company shall deliver to the Trustee, and to each Holder, the Parent Guarantor's annual and quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after such reports have been filed with the Commission; PROVIDED, HOWEVER; in the event either (i) the Parent Guarantor or a successor as set forth above is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) the Company is no longer a wholly owned Subsidiary of the Parent Guarantor or a successor as set forth above, then whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and, to each Holder, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

         SECTION 5.9.  LIMITATION ON STATUS AS INVESTMENT COMPANY.

         Neither the Company nor any Subsidiary shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

         SECTION 5.10.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         After the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions)
(i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate and, (ii) if involving consideration to either party in excess of the amount set forth in the applicable prospectus supplement, unless such Affiliate Transaction(s) is evidenced by (A) an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of the Company who are disinterested in such transaction or, (B) in the event there are no members of the Board of Directors of the Company who are disinterested in such transaction, then so long as the Company is a wholly owned Subsidiary of the Parent Guarantor, an

Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of the Parent Guarantor who are disinterested in such transaction and (iii) if involving consideration to either party in excess of the amount set forth in the applicable prospectus supplement, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation.

         SECTION 5.11. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

         Except as set forth below, neither the Company nor any of the Company's Subsidiaries shall, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company may incur Indebtedness and Disqualified Capital Stock in addition to Permitted Indebtedness: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Leverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than ____ to ____.

         Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

         SECTION 5.12. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         Neither the Company nor any of its Subsidiaries shall permit any of their Subsidiaries to create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (f) under the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by the Credit Facility or other then-existing credit facilities of the Company as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, or other standard non-assignment clauses in contracts entered into in the ordinary course of business, (b) Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the type referred to above with respect to the property covered thereby, nor (c) Liens permitted under the terms hereof on assets securing Senior Debt incurred pursuant to the Leverage Ratio in
Section 5.11 or permitted pursuant to the definition of Permitted Indebtedness, shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

         SECTION 5.13.  LIMITATIONS ON LAYERING INDEBTEDNESS; LIENS.

         The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur, or, other than with respect to the 1996 10 1/8% Notes and the 1996 9 3/4% Notes, suffer to exist
(a) any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the Securities and an Average Life longer than that of the Securities and (ii) is subordinate in right of payment to, or ranks PARI PASSU with, the Securities or the Guarantees, as applicable, or (b) other than Permitted Liens, any Lien upon any of properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom securing Indebtedness other than (1) Liens securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with Section 5.11 and (2) Liens securing Senior Debt incurred as permitted pursuant to the definition of Permitted Indebtedness.

         SECTION 5.14.  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.

         The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, sell, transfer, or otherwise dispose of, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any direct or indirect Subsidiary of the Company, whether by the Company or a direct or indirect Subsidiary thereof (an "Asset Sale"), unless (1) within 450 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are (a) applied to the optional redemption of the Securities in accordance with the terms hereof and the Securities or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, (b) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be a part of a Related Business of the Company or a Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (c) used to permanently retire or reduce Senior Debt or Indebtedness permitted pursuant to paragraphs (d), (e) or
(f) under the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $2.5 million, at least 75% of the consideration for such Asset Sale or series of related Asset Sales (excluding the amount of (A) any Indebtedness (other than the Securities) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or asset sold and (B) property received by the Company or any such Subsidiary from the transferee that within 90 days of such Asset Sale is converted into cash or Cash Equivalents) consists of cash or Cash Equivalents (other than in the case of an Asset Swap or where the Company is exchanging all or substantially all the assets of one or more Related Businesses operated by the Company or its Subsidiaries (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more Related Businesses operated by another person, in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply), (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (4) the Board of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

         Notwithstanding the foregoing provisions of the first paragraph of this covenant, with respect to an Asset Sale Offer, the Company shall not commence an Asset Sale Offer for the Securities until such time as an Asset Sale Offer for the 1994 9 3/4% Notes, the 1996 10 1/8% Notes and the 1996 9 3/4% Notes in each case if required, has been completed. To the extent that any Excess Proceeds (as defined below) remain after expiration of an Asset Sale Offer Period for the 1994 9 3/4% Notes, the 1996 10 1/8% Notes and the 1996
9 3/4% Notes, the Company may use the remaining Net Cash Proceeds, to the extent Excess Proceeds exceeds $5,000,000, to commence an Asset Sale Offer for the Securities; PROVIDED, that the amount of Net Cash Proceeds used for such Asset Sale Offer for the Securities shall not exceed the Citicasters Asset Sale Repurchase Amount and with respect to the 1996 10 1/8% Notes and the 1996 9 3/4% Notes, the amount required under the covenant

Limitation on Sale of Assets and Subsidiary Stock as set forth in the governing indenture; PROVIDED, HOWEVER, that with respect to the 1994 9 3/4% Notes this paragraph shall be of no further force and effect upon a 1994 9 3/4% Note Event and with respect to the 1996 10 1/8% Notes and the 1996 9 3/4% Notes this paragraph shall be of no further force and effect upon the earlier of (w) the maturity of the 1996 10 1/8% Notes or the 1996 9 3/4% Notes, as applicable, (x) the date upon which defeasance of the 1996 10 1/8% Notes or the 1996 9 3/4% Notes, as applicable, becomes effective, (y) the date on which there are no longer any 1996 10 1/8% Notes or the 1996 9 3/4% Notes, as applicable, outstanding under the terms of the governing indenture and (z) the date on which the Limitation on Sale of Assets and Subsidiary Stock covenant no longer applies in accordance with the terms of the indenture governing the 1996 10 1/8% Notes or the 1996 9 3/4% Notes, as applicable.

         In addition, notwithstanding the foregoing provisions of the first paragraph of this covenant:

                   (i) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Section 6.1;

                   (ii) the Company and its Subsidiaries may sell or dispose of inventory or damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; and

                   (iii) any of the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to, or merge with or into, the Company or any of its Wholly owned Subsidiary Guarantors.

         The Company shall accumulate all Net Cash Proceeds (including any cash as and when received from the proceeds of any property which itself was acquired in consideration of an Asset Sale), and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by this Section 5.14 is referred to as the "Excess Proceeds."

         For purposes of this Section 5.14, "Excess Proceeds Date" means each date on which the Excess Proceeds exceeds $_________. Not later than ten Business Days after each Excess Proceeds Date, the Company will commence an Asset Sale Offer, to the Holders to purchase, on a PRO RATA basis, for Cash, Securities having a principal amount equal to the Excess Proceeds Amount at the Asset Sale Offer Price, equal to 100% of principal amount, plus accrued but unpaid interest to, and including, the date (the "Purchase Date"), the Securities tendered are purchased and paid for in accordance with this Section
5.14. The Asset Sale Offer shall remain open for twenty Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than sixty Business Days after such Excess Proceeds Date. Notice of an Asset Sale Offer will be sent on or before the commencement of any Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

              (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 5.14;

              (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date (as defined below), and the Purchase Date, which Purchase Date shall be on or prior to 60 Business Days following the Excess Proceeds Date;

              (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

              (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the immediately following paragraph of this
Section 5.14 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with any forms required by the Company completed, to the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Purchase Date and (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date");

              (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

              (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Trustee shall select the Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

              (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

              (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

         On or before a Purchase Date, the Company shall, to the extent lawful,
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer on or before the Final Put Date (on a PRO RATA basis if required pursuant to paragraph (7) of this Section 5.14), (ii) deposit with the Paying Agent Cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; PROVIDED that if the Purchase Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the purchased Securities registered on the relevant Record Date. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         All Net Cash Proceeds from an Event of Loss shall be applied to the restoration, repair or replacement of the asset so affected or invested, used for prepayment of Senior Debt, or used to repurchase Securities, all within the period and as otherwise provided above in clauses 1(a), 1(b) or 1(c) of the first paragraph of this covenant.

         In addition to the foregoing, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

         Any such Asset Sale Offer shall comply with all applicable laws, rules and regulations, including Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and State securities laws, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         If the amount required to be paid by the Company in order to acquire all Securities duly tendered by Holders (and not withdrawn) pursuant to an Asset Sale Offer (the "Acceptance Amount"), made pursuant to the second paragraph of this Section 5.14 is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accor-dance with the terms of this Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Securities tendered pursuant to the Asset Sale Offer.

         Notwithstanding the foregoing provisions of clause (1)(b) in the first paragraph of this Section 5.14, the Company may invest in a controlling interest in the Capital Stock of an entity engaged in a Related Business; PROVIDED, that concurrently with such an Investment, such entity becomes a Subsidiary Guarantor.

         SECTION 5.15.  LIMITATION ON ASSET SWAPS.

         Neither the Company nor any of its Subsidiaries shall, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Inurrence of Additional Indebtedness and Disqualified Capital Stock;" (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Subsidiaries (as determined in good faith by the management of the Company or, if such Asset Swap includes consideration in excess of $__________, by the Board of Directors of the Company, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company or its Subsidiaries, calculated from the time the agreement to swap assets was entered into.

         SECTION 5.16.  LIMITATION ON LINES OF BUSINESS.

         The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

         SECTION 5.17.  RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

         Neither the Company nor the Guarantors shall sell, or permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Company to any person other than the Company or a Wholly owned Subsidiary of the Company, except for Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.

         SECTION 5.18.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or any Paying Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE VI

                                SUCCESSOR CORPORATION

         SECTION 6.1.  LIMITATION ON MERGER, SALE OR CONSOLIDATION.

              (a) The Company will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either
(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; and (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio set forth in Section 5.11.

              (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 6.2.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a Plan of Liquidation in accordance with Section 6.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations under the Securities and this Indenture except with respect to any obligations that arise from or are related to, such transaction.


                                     ARTICLE VII

                            EVENTS OF DEFAULT AND REMEDIES

         SECTION 7.1.  EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) failure by the Company to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of any such failure for a period of 30 days;

              (2) failure by the Company to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, default in the payment of the Change of Control Purchase Price in accordance with Article XI or the Asset Sale Offer Price in accordance with Section 5.14, or otherwise;

              (3) failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Securities or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

              (4) decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

              (5) default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5.0 million, in either case (a) resulting from the failure to pay principal at final maturity, or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

              (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing; or

              (7) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million at any one time shall be rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

         SECTION 7.2.  ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 7.1(4) or (6) relating to the Company or its Significant Subsidiaries) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities outstanding, by a notice in writing to the Company (and to the Trustee if given by Holders), may declare all of the principal and accrued interest thereon to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Debt is outstanding pursuant to the Credit Facility or other then-existing credit facilities of the Company upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to the Company and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Facility or other then-existing credit facilities of the Company. In the event a declaration of acceleration resulting from an Event of Default described in
Section 7.1(5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice or such cure, wavier or rescission and no other Event of Default described in Section 7.1(5) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 7.1(4) or (6) above, relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VII, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

              (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                        (A)  all overdue interest on all Securities,

                        (B)  the principal of (and premium, if any,
    applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                        (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                        (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 8.7, and

              (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declara-tion of acceleration, have been cured or waived as provided in Section 7.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

Notwithstanding the previous sentence of this Section 7.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 7.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 7.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 8.7.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 7.4.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

              (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 8.7) and of the Holders allowed in such judicial proceeding, and

              (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 8.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 7.5.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 8.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 7.6.  PRIORITIES.

         Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 8.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

         THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

         The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 7.6.

         SECTION 7.7.  LIMITATION ON SUITS.

         No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                   (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                   (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                   (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                   (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                   (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 7.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and in the case of the Asset Sale Offer Price, on the Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         SECTION 7.9.  RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 7.10.  DELAY OR OMISSION NOT WAIVER.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 7.11.  CONTROL BY HOLDERS.

         The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

              (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

              (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

              (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 7.12.  WAIVER OF PAST DEFAULT.

         Subject to Section 7.8, and prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                   (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section
    7.1 and not yet cured,

                   (B) in respect of a covenant or provision hereof which, under Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, or

                   (C) in respect of any provision hereof which, under Article X, cannot be modified, amended or waived without the consent of the Holders of a supermajority of the aggregate principal amount of the Securities at the time outstanding; PROVIDED, that any such waiver may be effected with the consent of the Holders of a supermajority of the aggregate principal amount of the Securities then outstanding.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         SECTION 7.13.  UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of

Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

         SECTION 7.14.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                     ARTICLE VIII

                                       TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

         SECTION 8.1.  DUTIES OF TRUSTEE.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

              (b)  Except during the continuance of an Event of Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


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


              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.1,

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.11.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 8.1.

              (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 8.2.  RIGHTS OF TRUSTEE.

         Subject to Section 8.1:

              (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

              (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

              (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article V hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

              (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

         SECTION 8.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

         SECTION 8.4.  TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's


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


certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

         SECTION 8.5.  NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

         SECTION 8.6.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each [DATE] beginning with the [DATE] following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such [DATE] that complies with TIA
Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and
313(c).

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         SECTION 8.7.  COMPENSATION AND INDEMNITY.

         The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers and each of them, directors, attorneys-in-fact and agents for, and hold it harmless against, any and all claim, demand, damage, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee,


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


arising out of or in connection with the acceptance or administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's and the Guarantors' payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(4) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's and the Guarantors' obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article IX of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

         SECTION 8.8.  REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

              (a)  the Trustee fails to comply with Section 8.10;

              (b)  the Trustee is adjudged bankrupt or insolvent;

              (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

              (d)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
8.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company and the Guarantors' obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

         SECTION 8.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         SECTION 8.10.  ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 8.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                      ARTICLE IX

                 DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 9.1. DISCHARGE; OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         This Indenture shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 8.7 and the Trustee's and the Paying Agent's obligations under Sections 9.6 and 9.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder. In addition, the Company may, at its option and at any time, elect to have Section 9.2 or may, at any time, elect to have Section 9.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article IX.

         SECTION 9.2.  LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 3.5, 3.7, 3.8, 3.11 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligation in connection therewith and (d) this Article IX. Upon Legal Defeasance as provided herein, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Securities.

         SECTION 9.3.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 5.3, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.17, Article VI,
Article XI and Article XII with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 7.1(3) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.3, Sections 7.1(3) through 7.1(7) shall not constitute Events of Default. Upon Covenant Defeasance, as provided herein, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing.

         SECTION 9.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 9.2 or Section 9.3 to the outstanding Securities:

              (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest; PROVIDED that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this Section 9.4;

              (b) In the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) In the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 7.1(4) or Section 7.1(6) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 9.3 will cease to be in effect unless an Event of Default under Section 7.1(4) or Section 7.1(6) occurs during such period);

              (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors, or any of their Subsidiaries is a party or by which any of them is bound;

              (f) In the case of an election under either Section 9.2 or 9.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 9.2 or 9.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

              (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with; and

              (h) The Company shall have delivered to the Trustee an Opinion of Counsel stating that the conditions set out in Section 9.4(a)(with respect to the validity and perfection of the security interest), (b), (c) and (e) above.

              (i) The Company or the Parent Guarantor shall have delivered to the Trustee any required consent of the lenders under the Credit Facility or other then-existing credit facilities of the Company to such defeasance or covenant defeasance, as the case may be.

         SECTION 9.5. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 9.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Paying Agent") pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

         SECTION 9.6.  REPAYMENT TO THE COMPANY.

         Anything in this Article IX to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 9.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent,


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


before being required to make any such repayment, may at the expense of the Company cause to (i) be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), or (ii) mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 9.7.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 9.2 or 9.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 9.2 and 9.3, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.

                                      ARTICLE X

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 10.1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause shall not adversely affect the interests of any Holder in any respect;

              (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;

              (3) to provide for additional collateral for or additional Guarantors of the Securities;


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


              (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VI;

              (5)  to comply with the TIA;

              (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guaranty of such Guarantor (as set forth in Section 12.4) in accordance with Article XIV;

              (7)  to evidence the release of any Guarantor in accordance with
Article XII;

              (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

              (9)  to add any additional Events of Default;

              (10) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series in bearer form, registrable or not registrable, and with or without coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Securities of any series in uncertificated form, PROVIDED that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

              (11) to change or eliminate any of the provisions of this Indenture, PROVIDED that any such change or elimination shall become effective only when there is no Outstanding Debt Security or coupon of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

              (12) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities, PROVIDED that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities or any related coupons in any material respect; or

              (13) to establish the form or terms of Securities and coupons, if any, of any series as permitted by Sections 2.1 and 3.1.

         SECTION 10.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.


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


         Subject to Section 7.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 75% of the aggregate principal amounts of Securities at the time outstanding alter the terms or provisions of Section 11.1 in a manner adverse to the Holders; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

              (1) change the Stated Maturity on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price, the 1994 9 3/4% Note Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) regarding the right of the Company to redeem the Securities in a manner adverse the Holders; or

              (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

              (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provision of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 10.2 or
Section 10.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         SECTION 10.3.  COMPLIANCE WITH TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 10.4.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (3) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.


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


         SECTION 10.5.  NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Registrar or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         SECTION 10.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture.
The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.

                                      ARTICLE XI

                             RIGHT TO REQUIRE REPURCHASE

         SECTION 11.1. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

              (a) In the event that a Change of Control has occurred, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Securities (PROVIDED, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the Occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date.

              (b) In the event of a Change of Control, the Company shall be required to commence a Change of Control Offer as follows:

              (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control;

              (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than 35 Business Days following commencement (the "Change of Control Offer Period");

              (3) upon the expiration of a Change of Control Offer, the Company shall promptly purchase all of the properly tendered Securities at the Change of Control Purchase Price;

              (4) if the Change of Control Payment Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

              (5) the Company shall provide the Trustee and the Paying Agent with notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

              (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                   (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                   (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

                   (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                   (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this Section
    11.1 or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                   (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                   (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                   (vii) a brief description of the events resulting in such Change of Control.

         Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price for all Securities or portions thereof so tendered and (iii) deliver to the Registrar Securities so accepted together with an Officers' Certificate listing the aggregate principal amount of the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Purchase Date or promptly thereafter mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price for such Securities, and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.


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

                                     ARTICLE XII

                                      GUARANTEE

         SECTION 12.1.  GUARANTEE.

              (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee"), jointly and severally, to each Holder of a Security authenticated and delivered by the trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (x) all other obligations of the Company to the Holders or the trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

              (b) Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (except as provided in Sections 12.4 and 12.5). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged(except to the extent released pursuant to Section 12.4 or 12.5) except by complete performance of the obligations contained in the Securities and this Indenture.

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

              (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 12.4 or 12.5). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

              (d) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 12.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Actor any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its guarantee set forth in Section 12.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to the following paragraph of this Section 12.1(d), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

         Each Guarantor that makes any payment or distribution under Section 12.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

              (e) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; PROVIDED, HOWEVER, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

         SECTION 12.2.  EXECUTION AND DELIVERY OF GUARANTEE.

         Each Guarantor shall be deemed to have signed on each Security issued hereunder the notation of guarantee set forth in Section 2.4 to the same extent as if the signature of such Guarantor appeared on such Security. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 12.1 on behalf of each Guarantor. The notation of a guarantee set forth on any Security shall be null and void and of no further effect with respect to the guarantee of any Guarantor which, pursuant to Section 12.4 or Section 12.5, is released from such guarantee.

         SECTION 12.3.  SUBSIDIARY GUARANTORS.

         All present Subsidiaries of the Company and their Subsidiaries, and
(ii) all future Subsidiaries of the Company and their Subsidiaries, which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of the Company or its Subsidiaries) to which such Subsidiary is a party ("Future Subsidiary Guarantors"), jointly and severally, will guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Securities on the basis set forth in the applicable prospectus supplement; PROVIDED, HOWEVER, that upon any change in the law, Acquired Indebtedness or any agreement (whether by expiration, termination or otherwise) which no longer prohibits a Subsidiary of the Company from becoming a Subsidiary Guarantor, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor; PROVIDED, FURTHER, in the event that any Subsidiary of the Company or their Subsidiaries becomes a guarantor of any other Indebtedness of the Company or any of its Subsidiaries or any of their Subsidiaries, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor.

         SECTION 12.4.  GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

              (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or any other Guarantor. Upon any such consolidation or merger, the guarantees (as set forth in Section 12.1) of the Guarantor which is not the survivor of the merger or consolidation, and of any Subsidiary of such Guarantor that is also a Guarantor, shall be released and shall no longer have any force or effect.

              (b) Nothing contained in this Indenture shall prevent any sale or conveyance of assets of any Guarantor (whether or not constituting all or substantially all of the assets of such

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

Guarantor) to any Person, provided that the Company shall comply with the provisions of Section 5.14 and 5.17, and provided further that, in the event that all or substantially all of the assets of a Guarantor are sold or conveyed, the guarantees of such Guarantor (as set forth in Section 12.1) shall be released and shall no longer have any force or effect.

              (c) Except as provided in Section 12.4(a) or Section 12.5, each Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person, unless (i) either (a) the Guarantor is the continuing entity or (b) the resulting or surviving entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Guarantor in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a PRO FORMA basis, to) such transaction; and (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

              (d) Upon any consolidation or merger of a Guarantor in accordance with Section 12.4 hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named herein as the Guarantor, and when a successor corporation duly assumes all of the obligations of the Guarantor pursuant hereto and pursuant to the Securities, the Guarantor shall be released from such obligations.

         SECTION 12.5.  RELEASE OF GUARANTORS.

              (a) Without any further notice or action being required by any Person, any Guarantor, and each Subsidiary of such Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all obligations under its guarantee and this Indenture, upon (i) the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, or 50% or more of the Equity Interests of any such Guarantor to Persons other than the Company and their Subsidiaries or (ii) the consolidation or merger of any such Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, Persons other than the Company and their Subsidiaries beneficially own more than 50% of the capital stock of such Guarantor, PROVIDED that, in either such case, the Net Cash Proceeds of such sale, disposition, merger or consolidation are applied in accordance with Section 5.14 of this Indenture; or (iii) a Legal Defeasance or Covenant Defeasance, as set forth in Article IX.

              (b) The releases and discharges set forth in Section 12.5(a) shall be effective (i) in the case of releases and discharges effected pursuant to clause (i) or (ii) of Section 12.5(a) by virtue of a sale, disposition, consolidation or merger, on the date of consummation thereof and (ii) in the case of releases and discharges effected pursuant to clause (iii) of Section 12.5(a), upon the

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date of Covenant Defeasance or Legal Defeasance, as applicable.  At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 12.5.

              (c)  Notwithstanding the foregoing provisions of this Article XII,
(i) any Guarantor whose guarantee would otherwise be released pursuant to the provisions of this Section 12.5 may elect, by written notice to the Trustee, to maintain such guarantee in effect notwithstanding the event or events that otherwise would cause the release of such guarantee (which election to maintain such guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

         SECTION 12.6.  CERTAIN BANKRUPTCY EVENTS.

         Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.

                                     ARTICLE XIII

                                      CONVERSION

         SECTION 13.1.  APPLICABILITY; CONVERSION PRIVILEGE.

         Except as otherwise specified pursuant to Section 3.1 for Securities of any series, the provisions of this Article shall be applicable to any Securities that are convertible into Jacor Common Stock or Jacor Preferred Stock. If so provided pursuant to Section 3.1 with respect to the Securities of any series, the Holder of a Security of such series shall have the right, at such Holder's option, to convert, in accordance with the terms of such series of Securities and this Article, all or any part (in a denomination of, unless otherwise specified pursuant to Section 3.1 with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Security into shares of Jacor Common Stock or Jacor Preferred Stock or, as to any Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date).

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         SECTION 13.2.  CONVERSION PROCEDURE; CONVERSION PRICE; NO FRACTIONAL
SHARES.
         (a) Each Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified pursuant to Section 3.1 with respect to the Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Jacor Common Stock or Jacor Preferred Stock. The Securities will be converted into shares of Jacor Common Stock or Jacor Preferred Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Jacor Common Stock or Jacor Preferred Stock or accrued interest on a converted Security except as described in Section 13.9. The Parent Guarantor shall not, in connection with any conversion of Securities, issue a fraction of a share of Jacor Common Stock or Jacor Preferred Stock. The Parent Guarantor shall, subject to Section 13.3(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Jacor Common Stock or Jacor Preferred Stock, as applicable, on the last Trading Day prior to the date of conversion.

         (b) Before any Holder of a Security shall be entitled to convert the same into Jacor Common Stock or Jacor Preferred Stock, such Holder shall surrender such Security duly endorsed to the Company or in blank, or, in the case of Bearer Securities, together with any unmatured coupons and any matured coupons in default attached thereto, at the office of the Conversion Agent or at such other place or places, if any, specified pursuant to Section 3.1 (in the case of Registered Securities) and at an office of the Conversion Agent or at such other place or places, if any, outside of the United States as is specified pursuant to Section 3.1 (in the case of Bearer Securities), and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Jacor Common Stock or Jacor Preferred Stock to be issued; PROVIDED, HOWEVER, that no Security or portion thereof shall be accepted for conversion unless the principal amount of such Security or such portion, when added to the principal amount of all other Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then-effective Conversion Price with respect thereto.
If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, then such conversion may be effected if the Bearer Securities to be surrendered for conversion are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, then such Holder shall be entitled to receive the amount of such payment; PROVIDED, HOWEVER, that, except as otherwise provided in Section 5.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Jacor Common Stock or Jacor Preferred Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the

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Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Parent Guarantor will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder's nominee or nominees, certificates for the number of full shares of Jacor Common Stock or Jacor Preferred Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Parent Guarantor shall not be required to deliver certificates for shares of Jacor Common Stock or Jacor Preferred Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Jacor Common Stock or Jacor Preferred Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the Person or Persons entitled to receive the Jacor Common Stock or Jacor Preferred Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Jacor Common Stock or Jacor Preferred Stock as of the close of business on such date. In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 13.8), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

         SECTION 13.3.  ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price with respect to any Security which is convertible into Jacor Common Stock or Jacor Preferred Stock shall be adjusted from time to time as follows:

         (1) In case the Parent Guarantor shall, at any time or from time to time while any of such Securities are outstanding, (i) pay a dividend in shares of the Jacor Common Stock or Jacor Preferred Stock to holders of Jacor Common Stock or Jacor Preferred Stock, respectively, (ii) combine its outstanding shares of Jacor Common Stock or Jacor Preferred Stock into a smaller number of shares of Jacor Common Stock or Jacor Preferred Stock, respectively, (iii) subdivide its outstanding shares of Jacor Common Stock or Jacor Preferred Stock into a greater number of shares of Jacor Common Stock or Jacor Preferred Stock, respectively, or (iv) make a distribution in shares of Jacor Common Stock or Jacor Preferred Stock to holders of Jacor Common Stock or Jacor Preferred Stock, respectively, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Securities, upon conversion thereof into Jacor Common Stock or Jacor Preferred Stock immediately following such event, shall be entitled to receive the kind and amount of shares of Jacor Common Stock or Jacor Preferred Stock which they would have owned or been entitled to receive upon or by reason of such event if such Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 13.3(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 13.3(1), each Holder of Securities shall be deemed to have failed to

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exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution
(PROVIDED, that if the kind or amount of securities receivable upon such dividend, subdivision, combination or distribution is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

         (2) In case the Parent Guarantor shall, at any time or from time to time while any of such Securities are outstanding, issue rights or warrants to all holders of shares of Jacor Common Stock or Jacor Preferred Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Jacor Common Stock or Jacor Preferred Stock (or securities convertible into shares of Jacor Common Stock or Jacor Preferred Stock) at a price per share less than the Current Market Price of the Jacor Common Stock or Jacor Preferred Stock at such record date (treating the price per share of the securities convertible into Jacor Common Stock or Jacor Preferred Stock as equal to (x) the sum of
(i) the price for a unit of the security convertible into Jacor Common Stock or Jacor Preferred Stock and (ii) any additional consideration initially payable upon the conversion of such security into Jacor Common Stock or Jacor Preferred Stock divided by (y) the number of shares of Jacor Common Stock or Jacor Preferred Stock initially underlying such convertible security), the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Jacor Common Stock or Jacor Preferred Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Jacor Common Stock or Jacor Preferred Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Jacor Common Stock or Jacor Preferred Stock outstanding on the date of issuance of securities which the aggregate offering price of the total number of shares of securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Jacor Common Stock or Jacor Preferred Stock) would purchase at such Current Market Price of the Jacor Common Stock or Jacor Preferred Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

         (3) In the case the Parent Guarantor shall, at any time or from time to time while any of such Securities are outstanding, distribute to all holders of shares of Jacor Common Stock or Jacor Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Parent Guarantor is the continuing corporation and the Jacor Common Stock or Jacor Preferred Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) dividends payable in shares of Jacor Common Stock or Jacor Preferred Stock for which adjustment is made under Section 13.3(1) or (iii) rights or warrants to subscribe for or purchase securities of the Parent Guarantor (excluding those referred to in Section 13.3(2)), then

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in each such case the Conversion Price with respect to such Securities determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Jacor Common Stock or Jacor Preferred Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Jacor Common Stock or Jacor Preferred Stock less the then fair market value (as determined by the Board of Directors of the Parent Guarantor, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Jacor Common Stock or Jacor Preferred Stock (PROVIDED that such denominator shall never be less than 1.0); PROVIDED, HOWEVER, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Parent Guarantor if a Holder of Securities would otherwise be entitled to receive such rights upon conversion at any time of such Securities into Jacor Common Stock or Jacor Preferred Stock unless such rights are subsequently redeemed by the Parent Guarantor, in which case such redemption shall be treated for purposes of this Section as a dividend on the Jacor Common Stock or Jacor Preferred Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

         (4) The Company and the Parent Guarantor shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 13.3(1), 13.2(2), and 13.3(3), as shall be necessary in order that any dividend or distribution of Jacor Common Stock or Jacor Preferred Stock, any subdivision, reclassification or combination of shares of Jacor Common Stock or Jacor Preferred Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Jacor Common Stock or Jacor Preferred Stock for United States Federal income tax purposes.

         (5) In any case in which this Section 13.3 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Parent Guarantor may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 13.5) issuing to the Holder of any Securities converted after such record date the shares of Jacor Common Stock or Jacor Preferred Stock and other capital stock of the Parent Guarantor issuable upon such conversion over and above the shares of Jacor Common Stock or Jacor Preferred Stock and other capital stock of the Parent Guarantor issuable upon such conversion on the basis of the Conversion Price prior to adjustment; PROVIDED, HOWEVER, that the Parent Guarantor shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (6) All calculations under this Section 13.3 shall be made to the nearest cent or one-hundredth of a share of security, with one-half cent and
0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 13.3, the Company and Parent Guarantor shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment

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shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 13.3 shall be made successively whenever an event requiring such an adjustment occurs.

         (7) In the event that at any time, as a result of an adjustment made pursuant to this Section 13.3, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Parent Guarantor other than shares of Jacor Common Stock or Jacor Preferred Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Jacor Common Stock or Jacor Preferred Stock contained in subparagraphs (1) through (6) of this Section 13.3, and the provisions of Sections 13.1, 13.2 and 13.4 through
13.9 with respect to the Jacor Common Stock or Jacor Preferred Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

         (8) No adjustment shall be made pursuant to this Section: (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Jacor Common Stock or Jacor Preferred Stock or (ii) subject to
Section 13.3(5) hereof, with respect to any Security that is converted prior to the time such adjustment otherwise would be made.

         SECTION 13.4.  CONSOLIDATION OR MERGER OF THE PARENT GUARANTOR.

         In case of either (a) any consolidation or merger to which the Parent Guarantor is a party, other than a merger or consolidation in which the Parent Guarantor is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Jacor Common Stock or Jacor Preferred Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Parent Guarantor to another Person, each Security then outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Jacor Common Stock or Jacor Preferred Stock into which such Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article (and assuming such holder of Jacor Common Stock or Jacor Preferred Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (PROVIDED that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each

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nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Parent Guarantor shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 13.4. The provisions of this Section 13.4 shall apply similarly to successive consolidations, mergers, sales or conveyances.

         SECTION 13.5.  NOTICE OF ADJUSTMENT.

         Whenever an adjustment in the Conversion Price with respect to a series of Securities is required:

         (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

         (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company, or at the Company's request, by the Trustee in the name and at the expense of the Company. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         SECTION 13.6.  NOTICE IN CERTAIN EVENTS.

         In case:

         (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

         (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (3) of any action triggering an adjustment of the Conversion Price pursuant to this Article;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent for the applicable Securities, and shall cause to be given, to the Holders of record of applicable Securities, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article, or, if a record is

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not to be taken, the date as of which the holders of record or Jacor Common
Stock or Jacor Preferred Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article is expected to become effective, and the date as of which it is expected that holders of Jacor Common Stock or Jacor Preferred Stock of record shall be entitled to exchange their Jacor Common Stock or Jacor Preferred Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2), or (3) of this Section.

         SECTION 13.7.  PARENT GUARANTOR TO RESERVE STOCK; REGISTRATION;
LISTING.

         (a) The Parent Guarantor shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Jacor Common Stock or Jacor Preferred Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Jacor Common Stock or Jacor Preferred Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding Securities into such Jacor Common Stock or Jacor Preferred Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single holder); PROVIDED, HOWEVER, that nothing contained herein shall preclude the Parent Guarantor from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Jacor Common Stock or Jacor Preferred Stock which are held in the treasury of the Parent Guarantor. The Parent Guarantor shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of the Jacor Common Stock or Jacor Preferred Stock to be increased if the aggregate of the authorized amount of the Jacor Common Stock or Jacor Preferred Stock remaining unissued and the issued shares of such Jacor Common Stock or Jacor Preferred Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Securities.

         (b) If any shares of Jacor Common Stock or Jacor Preferred Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Parent Guarantor will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Parent Guarantor will endeavor to list the shares of Jacor Common Stock or Jacor Preferred Stock required to be delivered upon conversion of the Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Jacor Common Stock or Jacor Preferred Stock is listed at the time of such delivery.

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         SECTION 13.8.  TAXES ON CONVERSION.

         The Parent Guarantor shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Jacor Common Stock or Jacor Preferred Stock on conversion of Securities pursuant hereto. The Parent Guarantor shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Jacor Common Stock or Jacor Preferred Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered (in case of Registered Securities), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Parent Guarantor the amount of such tax or has established to the satisfaction of the Parent Guarantor that such tax has been paid.

         SECTION 13.9.  CONVERSION AFTER RECORD DATE.

         If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Securities called for redemption on a Redemption Date between such record date and Interest Payment Date), the Holder of such Securities at the close of business on such record date shall be entitled to receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds and in the currency acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in this Section 13.9, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions of interest on the Jacor Common Stock or Jacor Preferred Stock issued upon conversion shall be made upon the conversion of any Securities.

         SECTION 13.10.  COMPANY AND PARENT GUARANTOR DETERMINATION FINAL.

         Any determination that the Company, the Parent Guarantor, or the respective Boards of Directors must make pursuant to this Article is conclusive.

         SECTION 13.11.  TRUSTEE'S DISCLAIMER.

         The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's or the Parent Guarantor's failure to comply with this Article.

Each Conversion Agent other than the Company and the Parent Guarantor shall have the same protection under this Section as the Trustee.

                                     ARTICLE XIV

                                    MISCELLANEOUS

         SECTION 14.1.  TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         SECTION 14.2.  NOTICES.

         Any notices or other communications to the Company or any Guarantor, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              if to the Company or any Guarantor:

              Jacor Communications Company
              50 East RiverCenter Boulevard
              12th Floor
              Covington, Kentucky 41011

              Attention:  Treasurer
              Telephone:  (606) 655-2276
              Telecopy:    (606) 655-9348

              if to the Trustee:




              Attention:  Corporate Trust Trustee
                            Administration
              Telephone:
              Telecopy:

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Security holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Security holder or any defect in it shall not affect its sufficiency with respect to other
Security holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 14.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Security holders may communicate pursuant to TIA Section 312(b) with other Security holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 14.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

              (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

              (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee), stating that, in the opinion of such counsel, all such conditions precedent have been met; PROVIDED, HOWEVER, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 14.4.

         SECTION 14.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

              (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 14.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Security holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 14.7.  NON-BUSINESS DAYS.

         If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         SECTION 14.8.  GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY

LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

         SECTION 14.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 14.10.  NO RECOURSE AGAINST OTHERS.

         No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or this Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Security holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         SECTION 14.11.  SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 14.12.  DUPLICATE ORIGINALS.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 14.13.  SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 14.14.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                      SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                        JACOR COMMUNICATIONS COMPANY



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        PARENT GUARANTOR:

                        JACOR COMMUNICATIONS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        SUBSIDIARY GUARANTORS:

                        BROADCAST FINANCE, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        CINE FILMS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        CINE GUARANTORS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        CINE GUARANTORS II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        CINE GUARANTORS II, LTD.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        CINE MOBILE SYSTEMS INT'L N.V.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        CINE MOVIL S.A. DE C.V.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        CITICASTERS CO.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        EFM PROGRAMMING, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        F.M.I. PENNSYLVANIA, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        GACC-N26LB, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        GACC-340, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        GEORGIA NETWORK EQUIPMENT, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        GREAT AMERICAN MERCHANDISING GROUP, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        GREAT AMERICAN TELEVISION PRODUCTIONS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        INMOBILIARIA RADIAL, S.A. DE C.V.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        JACOR BROADCASTING CORPORATION



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        JACOR BROADCASTING OF ATLANTA, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        JACOR BROADCASTING OF COLORADO, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        JACOR BROADCASTING OF FLORIDA, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:




                        JACOR BROADCASTING OF KNOXVILLE, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        JACOR BROADCASTING OF SAN DIEGO, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        JACOR BROADCASTING OF SARASOTA, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        JACOR BROADCASTING OF ST. LOUIS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        JACOR BROADCASTING OF TAMPA BAY, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        JACOR CABLE, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        LOCATION PRODUCTIONS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        LOCATION PRODUCTIONS II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        NOBLE BROADCAST CENTER, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        NOBLE BROADCAST GROUP, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        NOBLE BROADCAST HOLDINGS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        NOBLE BROADCAST LICENSES, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        NOBLE BROADCAST OF COLORADO, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        NOBLE BROADCAST OF SAN DIEGO, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        NOBLE BROADCAST OF ST. LOUIS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        NOBLE BROADCAST OF TOLEDO, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        NOBRO, S.C.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        NOVA MARKETING GROUP, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF CHARLESTON, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF KANSAS CITY, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF LAS VEGAS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF LAS VEGAS II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF LOUISVILLE, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF LOUISVILLE II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF SALT LAKE CITY, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT BROADCASTING OF SALT LAKE CITY II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF CHARLESTON, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF KANSAS CITY, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF LAS VEGAS, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF LAS VEGAS II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF LOUISVILLE, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF LOUISVILLE II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF SALT LAKE CITY, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        REGENT LICENSEE OF SALT LAKE CITY II, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                      SPORTS RADIO BROADCASTING, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        SPORTS RADIO, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:

                        TAFT-TCI SATELLITE SERVICES, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        THE SY FISCHER COMPANY AGENCY, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        VTTV PRODUCTIONS



                        By:
                            ------------------------------------
                            Name:
                            Title:


                        WHOK, INC.



                        By:
                            ------------------------------------
                            Name:
                            Title:



                                                    as Trustee
                        ---------------------------,



                        By:
                            ------------------------------------
                            Name:
                            Title:

                                       Annex I

                          SELECTED DEFINITIONS AND SECTIONS
                          FROM THE 1994 9 3/4% NOTE INDENTURE

         "AFFILIATE" means, with respect to any specified Person, and other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "APPLICABLE DOCUMENTS" means collectively the Purchase Agreement, the Registration Rights Agreement, this Indenture and the 1994 9 3/4% Notes.

         "APPLICABLE PREMIUM" means, with respect to any Note called for redemption by Citicasters after a Change of Control, the greater of (i) 1.0% of the then outstanding principal amount of such Note, and (ii) the total, if greater than zero, of (A) the present value of all required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, minus (B) the then outstanding principal amount of such Note, minus (C) any accrued and unpaid interest paid on such Note on the Redemption Date.

         "ASSET SALE" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiaries with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly-Owned Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries or (iii) other assets or rights of such Person or any of its Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, in one or more related transactions. The term "Asset Sale" shall not include (i) any Permitted Disposition or (ii) any sale or issuance by Citicasters of Qualified Capital Stock of Citicasters.

         "BANK AGENT CONSENT" means, with respect to any Asset Sale Payment (as defined in the 1994 9 3/4% Note Asset Sale Offer), the written consent of the Representative or Representatives of holders of at least a majority in outstanding principal amount of Indebtedness under the Bank Credit Agreements (including unused commitments which, if funded, would constitute Senior Bank
Debt) delivered by such Representative or Representatives to Citicasters, with a copy to the Trustee, prior to such Asset Sale Payment, pursuant to which such Representative or Representatives consent to such Asset Sale Payment and, consequently, the related permanent reduction (in the amount of such Asset Sale Payment) of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i). As of the Issue Date, The First National Bank of
Boston would be the Representative entitled to give the Bank Agent Consent.

         "BANK CREDIT AGREEMENTS" means (i) the Loan Agreement, dated as of August 20, 1993, and amended and restated as of November 30, 1993, among the Company, Citicasters Co. (formerly known as Great American Broadcasting Company), Continental Bank, N.A., and The First National Bank of Boston, as managing agents, and the lenders party thereto (such Loan Agreement shall be referred to herein as the "1993 Credit Agreement"), (ii) the loan documents relating to a $25,000,000 Senior Secured Seven-Year Revolving Credit and a $125,000,000 Senior Secured Seven-Year Reducing Revolver under which Citicasters Co. is the borrower, Citicasters Corp. and the Company are Guarantors, The First National Bank of Boston is the Administrative Agent and Continental Bank, N.A. is the Collateral Agent (such facilities shall be referred to herein as the "New Bank Credit Facility"), (iii) each instrument pursuant to which Obligations under the Bank Credit Agreements described in (i) and (ii) above, or any subsequent Bank Credit Agreements, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iv) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any Bank Credit Agreements, in each case, as modified, amended, restated or supplemented from time to time.

         "BANKRUPTCY LAW" means Title 11, United States Code or any similar Federal or State law for the relief of debtors.

         "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "BROADCASTING STATION" means all related licenses, franchises and permits issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio, visual, or microwave signals within a geographic area for the purpose of providing commercial broadcasting television or radio, together with all Property owned or used in connection with the programming PROVIDED pursuant to, and all interest of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.

         "CAPITAL EXPENDITURE" means any amount paid in connection with the purchase or construction of any assets acquired (other than from an Affiliate) or constructed after the date hereof (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP and (b) if the acquisition or construction of such assets is not part of any acquisition of a Person.

         "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. Capital Lease Obligations shall not include payments due under any Film Contracts.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights, participations, each class of common stock and preferred stock of such Person and/or other equivalents (however designated) of corporate stock or equity participations, including each class of common stock and preferred stock of such Person and partnership interests, whether general or limited, of such Person.

         "CASH EQUIVALENTS" means:

                   (1) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof;

                   (2) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                   (3) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                   (4) money market funds whose investments are made solely in securities described in clause (1) maturing within one
         (1) year after the date of acquisition thereof;

                   (5) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and

                   (6) repurchase agreements entered into with any commercial bank of the nature referred to in clause (5), secured by a fully perfected Lien in any obligation of the type described in any of clauses (1) through (5), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial bank.

         "CITICASTERS ASSET SALE REPURCHASE AMOUNT" means the sum of
(A) Cumulative Operating Cash Flow (as defined herein) of Citicasters and its Subsidiaries less 1.4 times Cumulative Total Interest Expense of Citicasters and its Subsidiaries, plus (B) an amount equal to 100% of the aggregate Qualified Capital Stock Proceeds received by Citicasters from the issuance and sale (other than to a Subsidiary of Citicasters) of Qualified Capital Stock to the extent that such proceeds are not used to redeem, repurchase, return or otherwise acquire Capital Stock or any Indebtedness of Citicasters or any Subsidiary pursuant to clause (ii) of the immediately following paragraph and
(C) $5,000,000, less the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchase, retirements and other acquisitions described in clause (ii) of the immediately following paragraph) declared or made after February 18, 1994.

         Notwithstanding the foregoing definition, the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock or any Indebtedness of Citicasters or any Subsidiary in exchange for, or out of the Qualified Capital Stock Proceeds of, the substantially concurrent sale (other than to Citicasters or a Subsidiary of Citicasters) of Qualified Capital Stock of Citicasters; and (iii) the redemption of 1994 9 3/4% Notes under the circumstances PROVIDED in Article 3 and in Sections 11.2 and 4.14 of this Indenture.

         "1994 9 3/4% NOTE ASSET SALE OFFER" means an offer to purchase the 1994 9 3/4% Notes in accordance with the following procedures:

              (a) Citicasters will not, and will not permit any of its Subsidiaries to make any Asset Sale, whether in a single transaction or a series of related transactions, unless: (i) Citicasters or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the Property or securities sold or otherwise disposed of (as determined in good faith by the Board of Directors of Citicasters evidenced by a Board Resolution); (ii) at least 75% of such consideration is in the form of cash; PROVIDED, HOWEVER, that the following shall be deemed to be cash for purposes of this definition: (A) the amount of any liabilities (as shown on Citicasters' or such Subsidiary's most recent balance sheet or in the notes thereto) of Citicasters or such Subsidiary (other than liabilities that are by their terms subordinated to the 1994 9 3/4% Notes) that are assumed by the transferee of any such assets, and (B) any notes or other obligations received by Citicasters or any such Subsidiary from a transferee that are converted by Citicasters or such Subsidiary into cash within six months of such Asset Sale; PROVIDED FURTHER, that the 75% limitation referred to in clause (ii) above shall not apply (AA) to any sale, transfer or other disposition of assets constituting one or more Broadcasting Stations in which the cash portion of such consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation or (BB) to a so-called "like-kind" exchange of assets, so long as (1) the assets so received consist principally of cash or Cash Equivalents, the assumption of liabilities and the acquisition of assets to be used for or in connection with the business of owning and operating Broadcasting Stations, and (2) at the time of and after giving effect to such exchange, and treating any Indebtedness Incurred as a result of such exchange as having been Incurred at the time of such exchange, no Default or Event of Default shall have occurred and be continuing and Citicasters could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(b); PROVIDED
YET FURTHER that the 75% limitation referred to in clause (ii) above shall be deemed to have been satisfied if (AAA) at the date of the Asset Sale and after giving effect thereto, Section 4.5(a) would permit Citicasters to make a Restricted Payment in an amount equal to the difference between the actual cash consideration received by Citicasters or the applicable Subsidiary with respect to such Asset Sale and 75% of the fair market value of the Property or securities sold or otherwise disposed of in such Asset Sale (determined as provided above) and (BBB) Citicasters treats the receipt of non-cash consideration in an amount equal to the amount set forth in the foregoing clause (AAA) as a Restricted Payment under Section 4.5(a), whether or not such receipt would otherwise be classified as an Investment or a Permitted Investment; and (iii) the Excess Proceeds received by Citicasters or such Subsidiary, as the case may be, from such Asset Sale are applied in accordance with this definition.

              (b) The Company shall use the Excess Proceeds from New World Station Sales (i) first to repay amounts outstanding under the 1993 Credit Agreement that is a part of the Bank Credit Agreements and the WGHP Notes and
(ii) then to redeem $75,000,000 principal amount of Notes at a redemption price of $976.75 per $1,000 principal amount, plus accrued and unpaid interest through the date of redemption. The mandatory redemption of Notes described in the foregoing clause (ii) shall be made in accordance with the applicable provisions of Article 3 hereof and the Redemption Date with respect to the full $75,000,000 principal amount of Notes to be redeemed shall be no later than the 15th day after the date on which an aggregate of $230,000,000 of Excess Proceeds (calculated for purposes of this Section 4.13(b) without regard to the deduction described in clause (iv) of the definition of "Excess Proceeds") from the New World Station Sales have been received by the Company, it being understood that the Company may Incur Indebtedness under the New Bank Credit Facility in an amount up to $75,000,000 to fund such redemption so long as the total amount of Designated Senior Debt outstanding after giving effect to such redemption and any related transactions does not exceed $150,000,000. Following the application of the New World Station Sale Excess Proceeds as set forth above, any additional Excess Proceeds from any New World Station Sale may be used to further reduce Senior Indebtedness, to make Related Business Investment or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations, to acquire one or more Broadcasting Stations or to make a Television Station Sale Payment as permitted by Section 4.13(d). The Company shall use the Excess Proceeds from the Other Television Station Sales to reduce Designated Senior Debt, either permanently or temporarily to make Related Business Investments or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations, to acquire one or more Broadcasting Stations or, to make a Television Station Sale Payment as permitted by paragraph (d) hereof.

              (c) Immediately following receipt by the Company of Excess Proceeds from an Asset Sale, other than a Permitted Television Station Sale, the Company may use such Excess Proceeds to temporarily reduce Designated Senior Debt. Within 360 days following the Company's receipt of such Excess Proceeds, such Excess Proceeds may (i) be applied to permanently reduce Designated Senior Debt, (ii) be used to enter into a contract to make Related Business Investments or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations or to enter into a contract to acquire one or more Broadcasting Stations, or (iii) be used to make a payment permitted by Section 4.13(e), which payment shall be counted as a permanent reduction of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i). Any Excess Proceeds from an Asset Sale not applied or invested within 360 days as provided in clauses (i), (ii) or (iii) hereof will be deemed to constitute "Available Proceeds" and shall be applied as provided in paragraph
(f) hereof unless the Company gives notice to the Trustee within 10 days following such 360 day period that Excess Proceeds previously used to temporarily reduce Designated Senior Debt will be applied to permanently reduce Designated Senior Debt in which case such Excess Proceeds shall not constitute Available Proceeds.

              (d) The Company may use up to $40,000,000 of the Excess Proceeds from the New World Station Sales, following application of such Excess Proceeds as set forth in paragraph (b) hereof, and up to the lesser of 25% of Excess Proceeds or $40,000,000 from any Other Television Station Sale to pay dividends on the Company's Capital Stock or redeem, repurchase or retire shares of the Company's Capital Stock or warrants, rights or options to purchase or acquire shares of the Company's Capital Stock (any such dividend, redemption, repurchase or retirement out of Excess Proceeds from any Permitted Television Station Sales is herein referred to as a "Television Station Sale Payment"), subject to the conditions and limitations set forth in this paragraph (d). A Television Station Sale Payment may be made by the Company only if, and to the extent that, each of the following conditions is satisfied as of the time of the proposed Television Station Sale Payment: (i) the Company shall have obtained a Bank Agent Consent if required; and (ii) no Default or Event of Default shall have occurred and be continuing at the time of such sale or as a consequence of such Television Station Sale Payment.

              (e) Citicasters may use a portion of the Excess Proceeds from an Asset Sale which is not a Permitted Television Sale to pay dividends on its Capital Stock or redeem, repurchase or retire shares of its Capital Stock or warrants, rights or options to purchase or acquire shares of its Capital Stock (any such dividend, redemption, repurchase or retirement out of Excess Proceeds from a single Asset Sale an "Asset Sale Payment"), subject to the conditions and limitations set forth in this paragraph (c). An Asset Sale Payment may be made by Citicasters only if, and to the extent that, each of the following conditions is satisfied as of the time of the proposed Asset Sale Payment (the "Determination Time"): (i) Citicasters shall have obtained a Bank Agent Consent;
(ii) such Asset Sale Payment (as well as all prior Asset Sale Payments, if any) shall be counted as a permanent reduction of the amount of Designated Senior Debt available to be Incurred pursuant to Sec-tion 4.7(c)(i); (iii) the Determination Time occurs on or prior to December 31, 1996; (iv) only two Asset Sale Payments will be permitted under this definition;
(v) no Default or Event of Default shall have occurred and be continuing at the Determination Time or as a consequence of such Asset Sale Payment; and (vi) after giving effect to (A) the application of any Excess Proceeds from the applicable Asset Sale in accordance with clauses (i) and (ii) of paragraph (c) above prior to the Determination Time, (B) any Asset Sale Redemption of 1994
9 3/4% Notes pursuant to Section 3.7(c) out of any Excess Proceeds from the applicable Asset Sale, (C) any Asset Sale Payment out of any Excess Proceeds from the applicable Asset Sale and (D) the payment of the maximum amount of Television Station Sale payments which Citicasters may make pursuant to paragraph (d) hereof regardless of whether any Permitted Television Station Sales have in fact been made as of the Determination Time, the ratio set forth below is equal to (but not more or less than) 4.5:1.

                                         D-X
                                   ----------------

                               OCF + [(.065)(REP-X-Y)]
where:

D   =    the aggregate amount of all outstanding Indebtedness of Citicasters and its Subsidiaries on a consolidated basis as of the Determination Time, without giving effect to the Asset Sale Redemption (if any) represented by "X" in the formula.

X   =    the principal amount of 1994 9 3/4% Notes (if any) to be redeemed in an
         Asset Sale Redemption pursuant to Section 3.7(c) out of Excess
         Proceeds from the applicable Asset Sale in order to satisfy the conditions set forth in this paragraph (c).

OCF = the Operating Cash Flow of Citicasters and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to the Determination Time, determined on a pro forma basis after giving effect to (i) the applicable Asset Sale and any other Asset Sales consummated during such four-quarter period as if they had occurred at the beginning of such four-quarter period and (ii) all acquisitions or other dispositions (whether by merger, consolidation, purchase or sale of securities or assets or otherwise) of any business or assets, made by Citicasters and its Subsidiaries from the beginning of such four-quarter period through the Determination Time as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

REP = the total amount of Excess Proceeds from the applicable Asset Sale remaining after deducting therefrom all portions thereof applied prior to the Determination Time pursuant to this definition, but without giving effect to the Asset Sale Redemption (if any) represented by "X" in the formula or to the Asset Sale Payment represented by "Y" in the formula.

Y   =    the amount of the proposed Asset Sale Payment to be made at the
         Determination Time pursuant to this paragraph (d).

              (f) As soon as practicable, but in no event later than 10 Business Days after any date (an "Asset Sale Trigger Date") that the aggregate amount of Available Proceeds exceeds $15,000,000, Citicasters shall, if and to the extent permitted by the agreements governing any Senior Indebtedness of Citicasters, subject to the provisions of Article 10, commence an offer to purchase the maximum principal amount of 1994 9 3/4% Notes that may be purchased out of such Available Proceeds, at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Asset Sale Offer shall be effected in accordance with Section 3.8 and Article 3 (to the extent applicable) and the provisions of this definition. To the extent that any Available Proceeds remain after completion of an Asset Sale Offer, Citicasters may use the remaining amount for any purpose permitted by this Indenture, but not, unless otherwise permitted by Section 4.5, to offer to repurchase or otherwise redeem, repurchase, retire or acquire for value any Pari Passu Indebtedness or Subordinated Indebtedness. In the event that Citicasters is prohibited under the terms of any agreement governing outstanding Senior Indebtedness of Citicasters from repurchasing 1994 9 3/4% Notes with Available Proceeds pursuant to an Asset Sale Offer as required by the first sentence of this paragraph (d), Citicasters shall promptly use all Available Proceeds to permanently reduce outstanding Senior Indebtedness of Citicasters.

              (g) If, at any time, any funds are received by or for the account of Citicasters or any of its Subsidiaries upon the sale, conversion, collection or other liquidation of any non-cash consideration received in respect of an Asset Sale, other than the Permitted Television Station Sales such funds shall, when received, constitute Excess Proceeds and shall, within 360 days after the receipt of such funds be applied as provided in this definition.

         "CUMULATIVE OPERATING CASH FLOW" means the Operating Cash Flow of Citicasters and its Subsidiaries for the period beginning January 1, 1994, through and including the end of the most recently ended fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment.

         "CUMULATIVE TOTAL INTEREST EXPENSE" means the Total Interest Expense of Citicasters and its Subsidiaries for the period beginning January 1, 1994, through and including the end of the most recently ended fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DESIGNATED SENIOR DEBT" means: (a) up to an aggregate maximum of $150,000,000 principal amount of any combination of (i) Indebtedness outstanding under the Bank Credit Agreements and (ii) Senior Indebtedness (without duplication with clause (i) above), outstanding at any one time; provided, however, that such maximum amount shall be decreased by (A) the aggregate amount of Asset Sale Payments made by the Company, PROVIDED that a reduction described in this clause (A) that would otherwise be caused by a particular Asset Sale Payment will not be effective without a Bank Agent Consent with respect to such Asset Sale Payment if the effect of such reduction would be to reduce the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i) to an amount lower than the amount of Indebtedness outstanding under the Bank Credit Agreements as of the applicable Determination Time (including unused commitments which the Bank Lenders are unconditionally obligated to fund at the Determination Time and which, if funded, would constitute Designated Senior Debt) and (B) the aggregate amount of Excess Proceeds from Asset Sales applied to permanently reduce Designated Senior Debt pursuant to paragraphs (b) and (c) under the 1994 9 3/4% Note Asset Sale Offer; and (b) any interest, penalties, fees, indemnifications, reimbursements, damages and other similar charges (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses) payable under the Bank Credit Agreements.

         "EXCESS PROCEEDS" means with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash (including any cash received by way of deferred payment pursuant to, or amortization of, a note or installment receivable or otherwise, but only if, as and when received, and cash received upon sale of securities or other Property or assets received as consideration with respect to such Asset Sale, except to the extent that any of the foregoing are financed or sold with recourse to Citicasters or any Subsidiary) net of
(i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale,
(iii) payments made to retire Senior Indebtedness where such payments are required by the instrument governing such Indebtedness, (iv) amounts required to be paid to any Person (other than Citicasters or any Subsidiary) owning a beneficial interest in the Property or assets the subject of such Asset Sale and
(v) appropriate amounts to be provided by Citicasters or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Citicasters or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

         "INVESTMENT" by any Person in any other Person means any investment by such Person in such other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, purchase of Capital Stock, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any Guarantee of Indebtedness of such other Person.

         "NEW WORLD STATION SALE" means Asset Sales involving the sale of four television stations currently owned by Citicasters or its Subsidiaries located in Phoenix, Arizona, Birmingham, Alabama, Kansas City, Missouri and Greensboro/High Point, North Carolina pursuant to the terms of that certain Asset Purchase Agreement dated as of May 4, 1994 between Citicasters Co. (formerly known as Great American Television and Radio Company, Inc.) and New World Communications Group Incorporated as the same is in effect on August 22, 1994 or as the same may be amended or modified; provided that such amendment or modification does not decrease the consideration payable to the Company or have materially adverse effect on the Holders.

         "OTHER TELEVISION STATION SALES" means Asset Sales Involving the sale at any time and from time to time of two television stations owned by the Company or its Subsidiaries in Tampa, Florida and Cincinnati, Ohio.

         "PARI PASSU INDEBTEDNESS" means any Indebtedness of Citicasters whether outstanding at the Issue Date or Incurred thereafter, which (a) ranks pari passu with the 1994 9 3/4% Notes and (b) by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) does not provide for payments of principal of such Indebtedness at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, retirement or repurchase thereof by Citicasters (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the 1994 9 3/4% Notes and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the issuer) of such other Indebtedness at the option of the holder thereof prior to the final stated maturity of the 1994 9 3/4% Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon the change of control of Citicasters pursuant to provisions substantially similar to those contained in Section 11.1 of this Indenture.

         "PERMITTED INVESTMENT" by any Person means (i) any Related Business Investment, (ii) Investments in securities or other Property not constituting cash or Cash Equivalents and received in connection with an Asset Sale, to the extent permitted by the definition of 1994 9 3/4% Note Asset Sale Offer, or any other disposition of assets not constituting an Asset Sale, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments by any Subsidiary in other Subsidiaries, (vi) Investments by Citicasters in any of its Subsidiaries required by any instrument or agreement governing Senior Indebtedness to the extent that such Investments consist of (A) performance under Guarantees Incurred by Citicasters in compliance with this Indenture with respect to Indebtedness of its Subsidiaries not Incurred in violation of this Indenture or (B) Liens securing Citicasters' Obligations with respect to any Guarantee described in the foregoing clause (A), (vii) Investments in the form of accounts receivable arising from sales of goods or services in the ordinary course of business, PROVIDED that for any accounts receivable that are more than 120 days overdue, appropriate reserves or allowances have been established in accordance with GAAP and (viii) Investments in the form of advances or prepayments to suppliers or employees in the ordinary course of business.

         "PERMITTED TELEVISION STATION SALES" means the New World Station Sales and the Other Television Station Sale.

         "PROPERTY" means all types of real, personal, tangible, intangible or mixed property.

         "RELATED BUSINESS INVESTMENTS" means (i) any Investment by a Person in any other Person substantially all of whose revenues are derived from the operation of one or more Broadcasting Stations or from the sale of advertising time or the delivery, transmission or dissemination of entertainment or information to public viewers or subscribers, so long that, as a result of such Investment, (A) such Person becomes a Wholly-Owned Subsidiary, or (B) such Person either (1) is merged, consolidated or amalgamated with or into Citicasters or one of its Wholly-Owned Subsidiaries and Citicasters or such Wholly-Owned Subsidiary is the surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, Citicasters or one of its Wholly-Owned Subsidiaries; (ii) the acquisition of all or substantially all the assets of any Broadcasting Station; and (iii) any Capital Expenditure or Investment, in each case reasonably related to the business of selling advertising time or delivering, transmitting or disseminating entertainment or information to public viewers or subscribers.

         "RESTRICTED PAYMENT" means, with respect to any Person, without duplication: (i) any dividend or other distribution, whether in cash or in Property or securities, declared or paid on any shares of such Person's Capital Stock (other than (A) in the case of Citicasters, dividends or distributions payable solely in shares of Qualified Capital Stock of Citicasters or options, warrants or other rights to acquire Qualified Capital Stock of Citicasters and
(B) any dividends, distributions or other payments made to Citicasters or a Wholly-Owned Subsidiary by a Subsidiary), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person); (ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such person's Capital Stock (and, in the case of a Subsidiary, Capital Stock of Citicasters) other than Capital Stock owned by Citicasters or a Wholly-Owned Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), and other than, in the case of Citicasters, through the issuance in exchange therefor solely of Qualified Capital Stock of Citicasters; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Pari Passu Indebtedness or Subordinated Indebtedness (other than with the proceeds of Refinancing Indebtedness permitted under this Indenture), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness, and (iv) any Investment other than Permitted Investments.

         "SENIOR INDEBTEDNESS" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to (i) Indebtedness outstanding under the Bank Credit Agreements and
(ii) any other Indebtedness of Citicasters (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter

Incurred, other than the 1994 9 3/4% Notes; PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness: (A) any Indebtedness which by the terms of the instrument creating or evidencing the same is PARI PASSU, subordinated or junior in right of payment to the 1994 9 3/4% Notes in any respect, (B) that portion of any Indebtedness Incurred in violation of this Indenture, (C) any Preferred Stock, or (D) any Indebtedness of Citicasters (other than Indebtedness outstanding under the Bank Credit Agreements which qualifies as Designated Senior Debt) which is subordinated to or junior in right of payment in any respect to any other Indebtedness of Citicasters. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including Post-Petition Interest) and all other Obligations of every nature of Citicasters and its Subsidiaries from time to time in respect of Indebtedness outstanding under the Bank Credit Agreements which qualifies as Designated Senior Debt; PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding or replacement of the Indebtedness outstanding under the Bank Credit Agreements shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by it express terms subordinate to any other Indebtedness of Citicasters (other than Indebtedness outstanding under the Bank Credit Agreements). Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) Indebtedness evidenced by 1994 9 3/4% Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Citicasters, (3) any liability for foreign, federal, state, local or other taxes owed or owing by Citicasters, (4) Indebtedness of Citicasters to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of Citicasters or any of such Affiliate's subsidiaries, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business or (6) Indebtedness owed by Citicasters for compensation to employees or for services.

         "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that would be (i) a "significant subsidiary" as defined in (a) or (b) of the definition of that term in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date or (ii) material to the business, condition (financial or other), business, operations or prospects of Citicasters and its Subsidiaries taken as a whole.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of Citicasters which is subordinated or junior in right of payment to the 1994 9 3/4% Notes.

         "SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which Citicasters and/or any Subsidiary of Citicasters, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, exercises sufficient control over and/or has a sufficiently large interest in, such association, partnership, joint venture or other business entity that the operations thereof are, in accordance with GAAP, consolidated with those of Citicasters or any Subsidiary.

         "TOTAL INTEREST EXPENSE" of a Person means (i) the total amount of interest expense (including amortization of original issue discount and noncash interest payments or accruals and the interest component of any Capital Lease Obligations but, excluding any intercompany interest owed by any Subsidiary to any other Subsidiary of such Person), (ii) all fees, commissions, discounts and other charges of Citicasters and its Subsidiaries with respect to letters of credit and bankers' acceptances, determined on a consolidated basis in accordance with GAAP and (iii) the product of (a) the total amount of dividends declared on Disqualified Capital Stock other than common stock (whether accrued or paid) of such Person and its consolidated Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary 100% of the equity interests in which (however measured) are owned by Citicasters or a Wholly-Owned Subsidiary of Citicasters or Citicasters and one or more Wholly-Owned Subsidiaries of Citicasters taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.

                                     ARTICLE III
                          REDEMPTIONS AND OFFERS TO PURCHASE

         SECTION 3.1.  NOTICES TO TRUSTEE.

         If Citicasters elects to redeem 1994 9 3/4% Notes pursuant to Section
3.7 it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), an Officers' Certificate stating that Citicasters has elected to redeem 1994 9 3/4% Notes pursuant to Section 3.7, the date notice of redemption is to be mailed to Holders, the Redemption Date, the aggregate principal amount of 1994 9 3/4% Notes to be redeemed, the Redemption Price for such 1994 9 3/4% Notes, the amount of accrued and unpaid interest on such 1994 9 3/4% Notes as of the Redemption Date and the manner in which 1994
9 3/4% Notes are to be selected for redemption if less than all outstanding 1994 9 3/4% Notes are to be redeemed. If the Trustee is not the Registrar, Citicasters shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of 1994 9 3/4% Notes held by each Holder.

         If Citicasters is required to offer to purchase 1994 9 3/4% Notes pursuant to Section 4.12 or 4.13, it shall furnish to the Trustee, at least 5 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to
Section 4.12 or 4.13, as the case may be, the Purchase Date, the maximum principal amount of 1994 9 3/4% Notes Citicasters is offering to purchase pursuant to the Offer, the purchase price for such 1994 9 3/4% Notes, and the amount of accrued and unpaid interest on such 1994 9 3/4% Notes as of the Purchase Date.

         Citicasters will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

         SECTION 3.2.  SELECTION OF 1994 9 3/4% NOTES TO BE REDEEMED OR
PURCHASED.

         If less than all outstanding 1994 9 3/4% Notes are to be redeemed or if less than all 1994 9 3/4% Notes tendered pursuant to an Offer are to be accepted for payment, Citicasters shall select the outstanding 1994 9 3/4% Notes to be redeemed or accepted for payment in compliance with the requirements of the principal national securities exchange, if any, on which the 1994 9 3/4% Notes are listed or, if the 1994 9 3/4% Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; PROVIDED, HOWEVER, that if any Additional 1994 9 3/4% Notes are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial 1994 9 3/4% Notes and the ratio of the outstanding principal amount of Additional 1994 9 3/4% Notes, respectively, to the sum of the outstanding principal amount of the Initial 1994 9 3/4%
Notes and Additional 1994 9 3/4% Notes prior to such selection is equal to such ratios after such selection. If Citicasters elects to mail notice of a redemption to Holders, the Trustee shall, at least 5 days prior to the date notice of redemption is to be mailed, (i) select the 1994 9 3/4% Notes to be redeemed from 1994 9 3/4% Notes outstanding not previously called for redemption, and (ii) promptly notify Citicasters of the names of each Holder of 1994 9 3/4% Notes selected for redemption, the principal amount of 1994
9 3/4% Notes held by each such Holder and the principal amount of such Holder's 1994 9 3/4% Notes that are to be redeemed. If less than all 1994 9 3/4%
Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the 1994
9 3/4% Notes to be accepted for payment; PROVIDED, HOWEVER, that if any Additional 1994 9 3/4% Notes are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial 1994 9 3/4% Notes and the ratio of the outstanding principal amount of Additional 1994 9 3/4% Notes, respectively, to the sum of the outstanding principal amount of the Initial 1994 9 3/4%
Notes and Additional 1994 9 3/4% Notes prior to such selection is equal to such ratios after such selection. The Trustee shall select for redemption or purchase 1994 9 3/4% Notes or portions of 1994 9 3/4% Notes in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the 1994 9 3/4% Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the 1994 9 3/4% Notes held by such Holder, even if not a multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to 1994 9 3/4% Notes called for redemption or tendered pursuant to an Offer also apply to portions of 1994 9 3/4% Notes called for redemption or tendered pursuant to an Offer.

         SECTION 3.3.  NOTICE OF REDEMPTION.

              (a) At least 30 days but not more than 60 days before any Redemption Date, Citicasters shall mail by first class mail to each such Holder's registered address a notice of redemption to each Holder of 1994 9 3/4% Notes or portions thereof that are to be redeemed. With respect to any redemption of 1994 9 3/4% Notes, the notice shall identify the 1994 9 3/4% Notes or portions thereof to be redeemed and shall state: (1) the Redemption Date; (2) the Redemption Price for the 1994 9 3/4% Notes and the amount of unpaid and accrued interest on such 1994 9 3/4% Notes as of the date of redemption; (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or 1994 9 3/4% Notes in principal amount equal to the unredeemed portion will be issued; (4) the name and address of the Paying Agent; (5) that 1994 9 3/4% Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price for, and any accrued and unpaid interest on, such 1994 9 3/4% Notes; (6) that, unless Citicasters defaults in making such redemption payment, interest on 1994 9 3/4% Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such 1994 9 3/4% Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the 1994 9 3/4% Notes redeemed; and (7) if fewer than all the 1994 9 3/4%
Notes are to be redeemed, the identification of the particular 1994 9 3/4%
Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of 1994 9 3/4% Notes to be redeemed and the aggregate principal amount of 1994 9 3/4% Notes to be outstanding after such partial redemption.

              (b) At Citicasters' request, the Trustee shall (at Citicasters' expense) give the notice of any redemption to Holders; PROVIDED, HOWEVER, that Citicasters shall deliver to the Trustee, at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of 1994 9 3/4% Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, Citicasters shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of 1994 9 3/4% Notes held by, each Holder; PROVIDED FURTHER that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.3(b) if such later date is acceptable to the Trustee.

         SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed to the Holders, 1994 9 3/4% Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Trustee or the Paying Agent, the 1994 9 3/4% Notes called for redemption shall be paid at the Redemption Price.

         SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE.

              (a) On or prior to any Redemption Date, Citicasters shall deposit with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest on, all 1994 9 3/4% Notes to be redeemed on that date. After any Redemption Date, the Trustee or the Paying Agent shall promptly return to Citicasters any money that Citicasters deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all 1994 9 3/4% Notes to be redeemed.

              (b) If Citicasters complies with the preceding paragraph, unless Citicasters defaults in the payment of such Redemption Price interest on the 1994 9 3/4% Notes to be redeemed will cease to accrue on such 1994 9 3/4% Notes on the applicable Redemption Date, whether or not such 1994 9 3/4% Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Citicasters to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the 1994 9 3/4% Notes and Section 4.1.

         SECTION 3.6.  1994 9 3/4% NOTES REDEEMED IN PART.

    Upon surrender of a Note that is redeemed in part, Citicasters shall issue and the Trustee shall authenticate for the Holder at Citicasters' expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.7.  OPTIONAL REDEMPTION.

              (a) Except as otherwise provided in this Section 3.7 or in paragraph (b) of the 1994 9 3/4% Note Asset Sale Offer with respect to the New World Station Sale, the 1994 9 3/4% Notes may not be redeemed at the option of Citicasters prior to February 15, 1999. Thereafter, the 1994 9 3/4% Notes will be subject to redemption at the option of Citicasters, in whole or in part, at the Redemption Prices (expressed as percentages of the principal amount of the 1994 9 3/4% Notes) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

         YEAR                                    PERCENTAGE

         1999...............................     104.875%
         2000...............................     103.250%
         2001...............................     101.625%
         2002 and thereafter................     100.000%

         Notwithstanding the foregoing, up to 25% in aggregate principal amount of 1994 9 3/4% Notes originally issued under this Indenture will be redeemable from time to time prior to December 31, 1996, at the option of Citicasters, from the Net Proceeds of one or more Public Offerings of Citicasters at a Redemption Price equal to 108.75% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that any such redemption shall be permitted only if and to the extent that, after giving effect thereto and to any simultaneous redemptions pursuant to Section 3.7(b) or Section 3.7(c), at least $75,000,000 in principal amount of Initial 1994 9 3/4% Notes will remain outstanding.

              (b) Prior to February 15, 1999, the 1994 9 3/4% Notes will be subject to redemption (a "Change of Control Redemption") at the option of Citicasters, in whole or in part, at any tune within 180 days after the later of (i) a Change of Control Trigger Date, and (ii) the completion of an Offer made as a result of a Change of Control, at a redemption price equal to the sum of (A) the principal amount thereof, plus (B) accrued and unpaid interest to the redemption date, plus (C) the Applicable Premium; PROVIDED, HOWEVER, that a Change of Control Redemption shall be permitted only if and to the extent that, after giving effect thereto and to any simultaneous redemptions pursuant to the last sentence of Section 3.7(a) or Section 3.7(c), at least $75,000,000 in principal amount of 1994 9 3/4% Notes will remain outstanding, unless such Change of Control Redemption is for all outstanding 1994 9 3/4% Notes.

              (c) Prior to December 31, 1996 the 1994 9 3/4% Notes will be subject to redemption (an "Asset Sale Redemption") at the option of Citicasters, in whole or in part, following an Asset Sale, other than a Permitted Television Station Sale, in connection with an Asset Sale Payment; provided that an Asset Sale Redemption may be made by Citicasters only if, and to the extent that, each of the following conditions is satisfied; (i) only two Asset Sale Redemptions will be permitted under this Indenture; (ii) the maximum aggregate principal amount of 1994 9 3/4% Notes to be redeemed pursuant to an Asset Sale Redemption will be limited to that amount which is necessary to make the ratio set forth in paragraph (c) under the definition of 1994 9 3/4% Note Asset Sale Offer, given the amount of the proposed Asset Sale Payment, equal to (but not more or less than) 4.5:1; and (iii) after giving effect to the proposed Asset Sale Redemption and to any simultaneous redemptions pursuant to the last sentence of Section 3.7(a) or Section 3.7(b), at least $75,000,000 in principal amount of Initial 1994 9 3/4% Notes will remain outstanding. In the event of an Asset Sale Redemption, the 1994 9 3/4% Notes will be redeemable at the Redemption Prices (expressed as percentages of the principal amount of the 1994 9 3/4% Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the periods indicated below.

                   PERIOD                                  PERCENTAGE

         February 15, 1994 to July 31, 1994                102.00%
         August 1, 1994 to February 14, 1995               103.00%
         February 15, 1995 to December 31, 1996            108.75%

         SECTION 3.8.  MANDATORY OFFERS.

              (a) Within 60 days after any Change of Control Trigger Date, or within 10 Business Days after any Asset Sale Trigger Date, Citicasters shall mail a notice to each Holder (with a copy to the Trustee) containing all instructions and materials necessary to enable such Holders to tender 1994 9 3/4% Notes pursuant to the Offer and stating: (1) that an Offer is being made pursuant to a Change of Control Offer or pursuant to the definition of 1994 9 3/4% Note Asset Sale Offer, as the case may be, the length of time the Offer shall remain open, and the maximum aggregate principal amount of 1994 9 3/4% Notes that Citicasters is required to purchase pursuant to such Offer (2) the purchase price for the 1994 9 3/4% Notes, the amount of accrued and unpaid interest on such 1994 9 3/4% Notes as of the purchase date, and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Purchase Date"); (3) that any Note not tendered will continue to accrue interest if interest is then accruing; (4) that, unless Citicasters fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all 1994 9 3/4% Notes accepted for payment, interest shall cease to accrue on such 1994 9 3/4% Notes after the Purchase Date; (5) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, PROVIDED that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof;
(6) that Holders will be entitled to withdraw their election to tender 1994 9 3/4% Notes if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of 1994 9 3/4% Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; (7) that Holders whose 1994 9 3/4% Notes are accepted for payment in part will be issued new 1994 9 3/4% Notes equal in principal amount to the unpurchased portion of 1994 9 3/4% Notes surrendered, PROVIDED that only 1994 9 3/4% Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part and (8) if the Offer is made with respect to a Change of Control, the circumstances and relevant facts regarding such Change of Control.

              (b) Notwithstanding anything in this Section 3.8 to the contrary, Citicasters shall not be required to commence an Offer as a result of a Change of Control if, within thirty (30) days of the Change of Control Trigger Date, Citicasters notifies the Holders that all outstanding 1994 9 3/4% Notes will be redeemed pursuant to a Change of Control Redemption.

              (c) Subject to the provisions of Article 10, on the Purchase Date for any Offer, Citicasters will (i) in the case of an Offer resulting from a Change of Control, accept for payment all 1994 9 3/4% Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Sales, accept for payment the maximum principal amount of 1994 9 3/4% Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sales, (ii) deposit with the Paying Agent the aggregate purchase price of all 1994 9 3/4% Notes or portions thereof accepted for payment and any accrued and unpaid interest on such 1994 9 3/4% Notes as of the Purchase Date, and
(iii) deliver, or cause to be delivered, to the Trustee all 1994 9 3/4% Notes tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder of the tendered 1994 9 3/4% Notes and the principal amount of the 1994 9 3/4% Notes or portions thereof tendered by each such Holder. For purposes of this Section 3.8, the Trustee shall act as the Paying Agent.

              (d) With respect to any Offer, (i) if less than all of the 1994 9 3/4% Notes tendered pursuant to an Offer are to be accepted for payment by Citicasters for any reason, Citicasters and the Trustee shall select on or prior to the Purchase Date the 1994 9 3/4% Notes or portions thereof to be accepted for payment pursuant to Section 3.2; PROVIDED, HOWEVER, that if any Additional 1994 9 3/4% Notes are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial 1994 9 3/4% Notes and the ratio of the outstanding principal amount of Additional 1994 9 3/4% Notes, respectively, to the sum of the outstanding principal amount of the Initial 1994 9 3/4% Notes and Additional 1994 9 3/4% Notes prior to such selection is equal to such ratios after such selection, and (ii) if Citicasters deposits with the Paying Agent on or prior to the Purchase Date an amount sufficient to purchase all 1994 9 3/4% Notes accepted for payment, interest shall cease to accrue on such 1994 9 3/4% Notes on the Purchase Date; PROVIDED, HOWEVER, that if Citicasters fails to deposit an amount sufficient to purchase all 1994 9 3/4% Notes -accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all 1994 9 3/4% Notes accepted for payment and interest shall continue to accrue on all 1994 9 3/4% Notes not purchased.

              (e) Subject to the provisions of Article 10, promptly after the Purchase Date with respect to an Offer, (i) the Paying Agent shall mail to each Holder of 1994 9 3/4% Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such 1994 9 3/4% Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

              (f) Citicasters will (i) publicly announce the results of the Offer on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

                                      ARTICLE IV
                                  SELECTED COVENANTS

                                      *   *   *

         SECTION 4.5.  LIMITATION ON RESTRICTED PAYMENTS.

              (a) Citicasters shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except (1) dividends, payments or other distributions with respect of any Capital Stock by any Subsidiary to Citicasters or any Wholly owned Subsidiary of Citicasters, (2) repurchases, redemptions, retirements or acquisitions of Capital Stock by a Wholly owned Subsidiary of Citicasters from Citicasters or another Wholly owned Subsidiary of Citicasters, (3) payments, prepayments, repurchases, redemptions and acquisitions permitted under Section 4.7 with respect to Indebtedness not incurred in violation of Section, 4.7, and (4) Restricted Payments by Citicasters if (i) at the time of and after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) at the time of and immediately after giving effect to the proposed Restricted Payment, Citicasters could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(b) and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any such payment if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, PROVIDED that in the event such value exceeds $3 million such determination shall be supported by a fairness opinion of an Independent Financial Advisor) the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchases, retirements and other acquisitions described in clause (ii) of Section 4.5(b)) declared or made after the Issue Date does not exceed an amount equal to the sum of (A) Cumulative Operating Cash Flow of Citicasters and its Subsidiaries less
1.4 times Cumulative Total Interest Expense of Citicasters and its Subsidiaries, plus (B) an amount equal to 100% of the aggregate Qualified Capital Stock Proceeds received by Citicasters from the issuance and sale (other than to a Subsidiary of Citicasters) of Qualified Capital Stock to the extent that such proceeds are not used to redeem, repurchase, return or otherwise acquire Capital Stock or any Indebtedness of Citicasters or any Subsidiary pursuant to clause
(ii) of Section 4.5(b) and (C) $5,000,000.

              (b) Notwithstanding Section 4.5(a), the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock or any Indebtedness of Citicasters or any Subsidiary in exchange for, or out of the Qualified Capital Stock Proceeds of, the substantially concurrent sale (other than to Citicasters or a Subsidiary of Citicasters) of Qualified Capital Stock of Citicasters; and (iii) the redemption of 1994 9 3/4% Notes under the circumstances provided in Article 3 and pursuant to a Change of Control Offer and a 1994 9 3/4% Note Asset Sale Offer.

                                        * * *

         SECTION 4.7.  LIMITATION ON INDEBTEDNESS.

              (a) Except as set forth in this Section 4.7, Citicasters shall not, and shall not permit any Subsidiary, after the Issue Date, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness and under any Additional Note). For purposes of this Indenture, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by Citicasters or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by Citicasters at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

              (b) Notwithstanding Section 4.7(a) and in addition to Indebtedness permitted to be Incurred under Section 4.7(c), Citicasters (subject to the limitations set forth in Section 4.15) or any Subsidiary may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness and (ii) on the date of the Incurrence of such Indebtedness, the Debt to Operating Cash Flow Ratio of Citicasters and its Subsidiaries at the time of such Incurrence, after giving pro forma effect thereto, is 7.0:1 or less.

              (c) Notwithstanding Section 4.7(a) and in addition to Indebtedness permitted to be Incurred under Section 4.7(b), Citicasters and its Subsidiaries may Incur any of the following Indebtedness:

                   (i)  Designated Senior Debt;

                   (ii)  Indebtedness evidenced by the Initial 1994 9 3/4%
                         Notes;

                   (iii) Indebtedness to any Wholly owned Subsidiary of Citicasters or Indebtedness of any Subsidiary to Citicasters (provided that such Indebtedness is at all times held by Citicasters or a Wholly owned Subsidiary of Citicasters); PROVIDED, HOWEVER, that for purposes of this
    Section 4.7, upon either (A) the transfer or other disposition by any such Wholly owned Subsidiary of any Indebtedness so permitted to a Person other than Citicasters or another Wholly owned Subsidiary of Citicasters or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly owned Subsidiary to a Person other than Citicasters or another such Wholly owned Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by Citicasters at the time of such transfer or other disposition;

                   (iv) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the Issue Date or, if incurred after the Issue Date, was Incurred in compliance with the provisions of this Indenture; PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by Citicasters as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (B) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the 1994 9 3/4% Notes as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; PROVIDED, FURTHER, that the limitations contained in this clause (iv) shall not preclude Citicasters or any of its Subsidiaries from Incurring additional Indebtedness permitted to be Incurred at the time under Section 4.7(b) or any other clause of this
    Section 4.7(c), notwithstanding that such additional Indebtedness would fall within the definition of "Refinancing Indebtedness";

                   (v) With respect to Citicasters, Guarantees of obligations under existing Investments in The Theme Park Partnership, an Australian partnership, up to an aggregate amount not exceeding 4,033,125 Dollars (Australian);

                   (vi) Indebtedness with respect to Interest Rate or Currency Protection Agreements; and

                   (vii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vi) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (vii), has an aggregate principal amount not in excess of $25,000,000 at any one time outstanding (plus Obligations for related payments for early termination, interest, fees, expenses and indemnities and other similar amounts payable thereunder or in connection therewith).

                                      *   *   *

                                      ARTICLE VI
                                DEFAULTS AND REMEDIES

         SECTION 6.1.   EVENTS OF DEFAULT

              (a)  Each of the following constitutes an "Event of Default":
(i) default for 30 days in the payment when due of interest on any 1994
9 3/4% Notes (whether or not prohibited by the subordination provisions of this Indenture); (ii) default in the payment when due, whether at maturity, upon acceleration, redemption or otherwise, of principal on any 1994 9 3/4% Notes (whether or not prohibited by the subordination provisions of this Indenture); (iii) failure by Citicasters for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the principal amount of the outstanding 1994 9 3/4% Notes to comply with any other provisions of this Indenture or any 1994 9 3/4% Notes; (iv) default under any mortgage, indenture or instrument under which there may be Incurred or by which there may be secured or evidenced any Indebtedness for money borrowed by Citicasters or any of its Subsidiaries (or the payment of which is guaranteed by Citicasters or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date if

(A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10,000,000; (v) failure by Citicasters or any of its Significant Subsidiaries to pay final judgments, the uninsured portion of which exceeds $10,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof, (vi) if under any Bankruptcy Law,
(A) Citicasters or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstated and in effect for 60 days, that is for relief against Citicasters or any Significant Subsidiary in an involuntary case, appoints a Custodian of Citicasters or any Significant Subsidiary, or orders the liquidation of Citicasters or any Significant Subsidiary; and (vii) any of the Applicable Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby or Citicasters shall so assert in writing.